UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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HELEN OF TROY LIMITED

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HELEN OF TROY LIMITED

Clarendon House

Church Street

Hamilton, Bermuda

June 29, 2009

Dear Shareholders:

It is my pleasure to invite you to the 2009 Annual General Meeting of the Shareholders of Helen of Troy Limited. The meeting will be held at 1:00 p.m., Mountain Daylight Time, on Tuesday, August 25, 2009, at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas. In addition to the business to be transacted at the meeting, members of management will present information about the Company’s operations and will be available to respond to your questions.

We encourage you to help us reduce printing and mailing costs, and conserve natural resources by signing up for electronic delivery of our shareholder communications. For more information, see “Electronic Delivery of Shareholder Communications” in the enclosed proxy statement.

At our meeting, we will vote on proposals (1) to set the number of director positions at nine (or such lower number as shall equal the number of nominees elected as directors) and elect the nine nominees to our Board of Directors, (2) to amend the Helen of Troy Limited 2008 Stock Incentive Plan, (3) to appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration, and (4) to transact such other business as may properly come before the meeting.  The accompanying Notice of Annual General Meeting of Shareholders and proxy statement contains information that you should consider when you vote your shares.  Also, for your convenience, you can appoint your proxy via touch-tone telephone at 1-800-690-6903 or via the internet at WWW.PROXYVOTE.COM.

It is important that you vote your shares whether or not you plan to attend the meeting. Please complete, sign, date and return the enclosed proxy card in the accompanying envelope as soon as possible, or appoint your proxy by telephone or on the internet as set forth above. If you plan to attend the meeting and wish to vote in person, you may revoke your proxy and vote in person at that time.  I look forward to seeing you at the meeting. On behalf of the management and directors of Helen of Troy Limited, I want to thank you for your continued support and confidence.

Sincerely,

/s/ Gerald J. Rubin

Gerald J. Rubin
Chairman of the Board,
Chief Executive Officer and
President

HELEN OF TROY LIMITED

Clarendon House

Church Street

Hamilton, Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 25, 2009

Notice is hereby given that the 2009 Annual General Meeting of the Shareholders (the “Annual Meeting”) of Helen of Troy Limited, a Bermuda company (the “Company”), will be held at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas, on Tuesday, August 25, 2009, at 1:00 p.m., Mountain Daylight Time, for the following purposes:

1.	To set the number of director positions at nine (or such lower number as shall equal the number of nominees elected as directors) and elect the nine nominees to our Board of Directors;

2.	To approve amendments to the Helen of Troy Limited 2008 Stock Incentive Plan;

3.

To appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting is June 25, 2009. You are urged to read carefully the attached proxy statement for additional information concerning the matters to be considered at the Annual Meeting.

If you do not expect to be present in person at the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope that has been provided for your convenience. The prompt return of proxies will help ensure the presence of a quorum and save the Company the expense of further solicitation. Also, for your convenience, you can appoint your proxy via touch-tone telephone at 1-800-690-6903 or via the Internet at WWW.PROXYVOTE.COM.

The proxy statement and the Company’s 2009 Annual Report to Shareholders are also available on our hosted website at HTTP://MATERIALS.PROXYVOTE.COM/G4388N. For additional related information, please refer to the “Important Notice Regarding Internet Availability of Proxy Materials” in the enclosed proxy statement.

You are cordially invited and encouraged to attend the Annual Meeting in person.

/s/ Vincent D. Carson

Vincent D. Carson
Vice President, General Counsel and Secretary

El Paso, Texas
June 29, 2009

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE.   IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.  MOST SHAREHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR PROXIES PRIOR TO THE ANNUAL MEETING: (1) VIA THE INTERNET, (2) BY PHONE OR (3) BY MARKING, DATING AND SIGNING THE ENCLOSED PROXY AND RETURNING IT IN THE ENVELOPE PROVIDED.  IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO APPOINT YOUR PROXY ON THE INTERNET. IT IS CONVENIENT, AND IT SAVES THE COMPANY SIGNIFICANT POSTAGE AND PROCESSING COSTS.

Page
Proxy Statement	1
Solicitation of Proxies	1
Voting Securities and Record Date	2
Quorum; Voting	2
Attending the Annual Meeting	2
Proposal 1: Election of Directors	3
Corporate Governance, The Board, Board Committees and Meetings	4
Shareholder Communications to the Board of Directors	7
Compensation Committee Interlocks and Insider Participation	7
Director Compensation	8
Director Summary Compensation for Fiscal Year 2009	8
Directors Fees Earned or Paid in Cash for Fiscal Year 2009	8
Outstanding Equity Awards for Directors at Fiscal Year-End 2009	9
Director Stock Ownership and Compensation Guidelines	10
Non-Employee Directors Equity Compensation Plan Information	10
Security Ownership of Certain Beneficial Owners and Management	11
Executive Officers	12
Report of the Compensation Committee	13
Compensation Discussion and Analysis	13
Executive Compensation	21
Summary Compensation Table for Fiscal Year 2009	21
All Other Compensation for Fiscal Year 2009	22
Grants of Plan-Based Awards in Fiscal Year 2009	22
Outstanding Equity Awards at Fiscal Year-End 2009	23
Employment Contract for Chairman of the Board, Chief Executive Officer and President	24
Equity Compensation Plan Information	27
Potential Payments Upon Termination or Change in Control	31
Certain Relationships - Related Person Transactions	33
Report of the Audit Committee	34
Audit and Other Fees Paid to Our Independent Registered Public Accounting Firms	35
Proposal 2: Amendments to the Helen of Troy Limited 2008 Stock Incentive Plan	37
Proposal 3: Appointment of Auditor and Independent Registered Public Accounting Firm and Authorization of the Audit Committee of the Board of Directors to set the Auditor’s Remuneration	44
Shareholder Proposals	44
Section 16(a) Beneficial Ownership Reporting Compliance	44
Other Matters	45
Householding of Materials	45
Important Notice Regarding Internet Availability of Proxy Materials	45
Electronic Delivery of Shareholder Communications	46
How to Obtain Our Annual Report, Proxy Statement and Other Information about the Company	46
Appendix A: Helen of Troy Limited 2008 Stock Incentive Plan, as amended	47

HELEN OF TROY LIMITED

Clarendon House

Church Street

Hamilton, Bermuda

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

August 25, 2009

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Helen of Troy Limited (the “Company”) for use at its Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas, on Tuesday, August 25, 2009, at 1:00 p.m., Mountain Daylight Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. A proxy may be revoked by filing a written notice of revocation or an executed proxy bearing a later date with the Secretary of our Company any time before exercise of the proxy or by attending the Annual Meeting and voting in person. The proxy statements and form of proxy cards are to be distributed to shareholders on or about July 7, 2009.

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

•              FOR setting the number of director positions at nine (or such lower number as shall equal the number of nominees elected as directors) and electing the nine nominees to our Board of Directors, as set forth in Proposal 1.

•              FOR the amendments to the Helen of Troy Limited 2008 Stock Incentive Plan, as set forth in Proposal 2.

•              FOR the appointment of Grant Thornton LLP as the auditor and independent registered public accounting firm of the Company and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration, as set forth in Proposal 3.

In addition, if other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their judgment. We have not received notice of other matters that may properly be presented for voting at the Annual Meeting. Your vote is important. If you do not vote your shares, you will not have a say in the important issues to be voted upon at the Annual Meeting.  To pass, each proposal included in this year’s proxy statement requires an affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting. To ensure that your vote is recorded promptly, please submit your proxy as soon as possible, even if you plan to attend the Annual Meeting in person.

The Annual Report to Shareholders for the year ended February 28, 2009 (“fiscal 2009”), including financial statements, is enclosed. It does not form any part of the material provided for the solicitation of proxies.

The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit the return of proxies by telephone and personal interview, or hire an outside proxy solicitor. Forms of proxy and proxy materials may also be distributed through brokers, custodians and like parties to beneficial owners of our common shares, par value $.10 per share (the “Common Stock”), for which we will, upon request, reimburse the forwarding expense.   MacKenzie Partners Inc. will also assist the Company in the solicitation of proxies for a fee of $12,500, plus expenses.

VOTING SECURITIES AND RECORD DATE

The close of business on June 25, 2009, is the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of June 25, 2009, there were 30,069,821 shares of Common Stock issued and outstanding, each entitled to one vote per share.

QUORUM; VOTING

The presence in person of two or more persons, representing throughout the Annual Meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Proxies marked as “Withholding Authority” on the election of directors will be treated as present at the Annual Meeting for purposes of determining the quorum.  Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Broker non-votes are shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held by them in a “street name,” brokers have the discretion to vote such shares on routine matters, but not on non-routine matters, if the broker has not been furnished with voting instructions by its client at least ten days before the meeting. Routine matters include the election of directors and appointment of auditors, submitted to the shareholders in Proposals 1 and 3. Non-routine matters include the matters being submitted to the shareholders in Proposal 2.  If a quorum is present, the nominees for Directors receiving a majority of the votes cast at the Annual Meeting in person or by proxy shall be elected.  Proxies marked as “Withholding Authority” on the election of directors will be counted as votes cast against the nominees with respect to whom authority to vote was withheld. The affirmative vote of the majority of the votes cast at the Annual Meeting in person or by proxy shall also be the act of the shareholders with respect to proposals 2 and 3. Abstentions and broker non-votes are not counted in determining the total number of votes cast and will have no effect with respect to any of the proposals.  If within half an hour from the time appointed for the Annual Meeting a quorum is not present in person or by proxy, the Annual Meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place the Board of Directors may determine, provided that at least two persons are present at such adjourned meeting, representing throughout the meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally called.

Shareholders may hold their shares either as a “shareholder of record” or as a “street name” holder.   If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares and this proxy statement is being sent directly to you by the Company.  If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in street name, and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, trustee or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, trustee or other nominee how to vote.

ATTENDING THE ANNUAL MEETING

A person is entitled to attend the Annual Meeting only if that person was a shareholder or joint shareholder as of the close of business on the record date or that person holds a valid proxy for the Annual Meeting.  If you hold your shares in street name and desire to vote your shares at the Annual Meeting, you must provide a signed proxy directly from the holder of record giving you the right to vote the shares or a letter from the broker or nominee appointing you as their proxy.  The proxy card enclosed with this proxy statement is not sufficient to satisfy this requirement.   You must also provide proof of beneficial ownership on the record date, such as your most recent account statement prior to the record date or other similar evidence of ownership.  If you hold your shares in street name and desire to attend the Annual Meeting without voting your shares, you must provide proof of beneficial ownership on the record date and present photo identification.  If you are the shareholder of record or hold a valid proxy for the Annual Meeting, your name or the name of the person on whose behalf you are proxy must be verified against the list of shareholders of record on the record date as shown on the list of shareholders of the Company prior to being admitted to and prior to voting at the Annual Meeting.  All shareholders must present photo identification for admittance.  If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting and/or will not be permitted to vote, as applicable.

PROPOSAL 1: ELECTION OF DIRECTORS

The bye-laws of the Company state that the number of our Directors shall be established by the shareholders from time to time but shall not be less than two. The Company currently has eight members who serve on the Board of Directors.  The Nominating Committee has nominated nine candidates for election to the Board of Directors.  Accordingly, the Board of Directors recommends that the number of director positions be set at nine.  In the event that less than nine directors are elected, then the number of director positions set shall not be nine, but instead shall equal the number of directors actually elected.

The nine persons named below are the nominees for election as Directors. Each nominee has consented to serve as a Director if elected. One of the nine candidates, Mr. Gerald J. Rubin, is a member of the Company’s senior management. Under Mr. Rubin’s employment agreement, the Company agreed to use its best efforts to cause Mr. Rubin to be nominated for election to the Board of Directors and elected by the Board of Directors as Chairman of the Board. Gerald J. Rubin and Stanlee N. Rubin are married. Gerald J. Rubin and Byron H. Rubin are brothers.   The Board of Directors has determined that the remaining six candidates, Gary B. Abromovitz, John B. Butterworth, Timothy F. Meeker, William F. Susetka, Adolpho R. Telles and Darren G. Woody are independent directors as defined in the applicable listing standards for companies traded on the NASDAQ Stock Market LLC (“NASDAQ”).  Therefore, the majority of persons nominated to serve on our Board of Directors are independent as so defined.  Each Director elected shall serve as a Director until the next annual general meeting of shareholders, or until his or her successor is elected or appointed.

Set forth below are descriptions of the business experience during at least the past five years of the nominees for election to our Board of Directors:

GARY B. ABROMOVITZ, age 66, is Deputy Chairman of the Board, lead Director, and chairs the Compensation Committee and the Nominating Committee.  He is also a member of the Audit Committee and the Corporate Governance Committee, and chairs the executive sessions of the independent Directors.  He has been a Director of the Company since 1990. He is an attorney and has acted as a consultant to several law firms in business related matters, including trade secrets, unfair competition and commercial litigation. He also has been active in various real estate development and acquisition transactions for over 30 years in Arizona and California, with experience in the areas of industrial buildings, medical offices and commercial, residential and historic properties.  In March 2005, he joined the Board of Directors of CardioVascular BioTherapeutics, Inc., a biopharmaceutical company, where he currently serves as Lead Director, Chair of the Compensation, Audit, Corporate Governance, and Conflict Resolution Committees, and chairs the executive sessions of independent directors.

JOHN B. BUTTERWORTH, age 58, has been a Director of the Company since August 2002. Mr. Butterworth is a Certified Public Accountant and, since 1982, has been a shareholder in a public accounting firm located in El Paso, Texas.

TIMOTHY F. MEEKER, age 62, has been a Director of the Company since August 2004, and chairs the Corporate Governance Committee.  Since 2002, Mr. Meeker has served as President and principal in Meeker and Associates, a privately-held management consulting firm.  Mr. Meeker served as Senior Vice President, Sales & Customer Development for Bristol-Myers Squibb, a consumer products and pharmaceutical company, from 1996 through 2002.  From 1989 to 1996, Mr. Meeker served as Vice President of Sales for Bristol-Myers’ Clairol Division.

BYRON H. RUBIN, age 59, has been a Director of the Company since 1981. Mr. Rubin has been a partner in the firm of Daniels & Rubin, an insurance and tax planning firm in Dallas, Texas, since 1979.

GERALD J. RUBIN, age 65, founder of the Company, has been the Chairman of the Board, Chief Executive Officer and President of the Company since June 2000.  From 1984 to June 2000, Mr. Rubin was Chairman of the Board and Chief Executive Officer of the Company. Mr. Rubin has been a Director of the Company since 1969. Mr. Rubin also serves on the Board of Directors of the El Paso Branch, Federal Reserve Bank of Dallas, Texas.

STANLEE N. RUBIN, age 65, has been a Director of the Company since 1990. Mrs. Rubin is active in civic and charitable organizations.  She is a Partner for the Susan G. Komen Breast Cancer Foundation and Founder of the Center for the Visual Arts at the University of Texas at El Paso.

WILLIAM F. SUSETKA, age 56, is a new nominee to the Board of Directors.  Mr. Susetka spent 30 years in marketing and senior management for Clairol, Inc. and Avon Products, Inc.  From 1999 to 2001, Mr. Susetka was President, Clairol U.S.

Retail Division, with additional responsibility for worldwide research and development and manufacturing.  From 2002 through 2005, Mr. Susetka was President of Global Marketing at Avon Products, Inc. where he led worldwide marketing, advertising and research and development and served on Avon’s Executive Committee.  Prior to 2001, he held positions as President of the Clairol International Division and Vice President/General Manager for the Clairol Professional Products Division.  He served as a Board Member of the CTFA (Cosmetics, Toiletry and Fragrance Association) from 1999 to 2005 and a member of the Avon Foundation Board from 2004 to 2005.  From October 2005 to January 2006, Mr. Susetka was Chief Operating Officer of Nice Pak Products, Inc., a manufacturer of consumer products that private labeled pre-moistened wipes and other antiseptic wipes.  From 2007 through May 2009 he served as Chief Marketing Officer for the LPGA (Ladies Professional Golf Association) and currently serves on the LPGA Commissioner’s Advisory Council.

ADOLPHO R. TELLES, age 59, has been a Director of the Company since June 2005 and chairs the Audit Committee. Mr. Telles is a Certified Public Accountant. Since November 2003, Mr. Telles has been a business consultant providing advisory services in the area of corporate governance, internal auditing, and compliance with the Sarbanes Oxley Act of 2002.  Mr. Telles manages personal investments, including an operating company.   Mr. Telles is on the Texas Comptroller’s Advisory Board for the Texas Treasury Safekeeping Trust Company.  Previously, Mr. Telles was with the accounting firm of KPMG LLP, and its predecessors, for 27 years, including over 16 years as a partner.

DARREN G. WOODY, age 49, has been a Director of the Company since August 2004.  Mr. Woody is President and Chief Executive Officer of C.F. Jordan L.P., a construction firm.  He has served in this capacity since August of 2000.  Previously, Mr. Woody was a partner in the law firm of Krafsur, Gordon, Mott and Woody P.C.

The receipt of a majority of the votes cast at the Annual Meeting is required to set the number of Director positions at nine (or such lower number as shall equal the number of nominees elected as directors) and to elect each of the nine nominees for Director.  In the event that any of the Company’s nominees are unable to serve, proxies will be voted for the substitute nominee or nominees designated by our Board of Directors, or will be voted to fix the number of directors at fewer than nine and for fewer than nine nominees, as the Board may deem advisable in its discretion.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “ FOR ” EACH OF THE NINE NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE, THE BOARD, BOARD COMMITTEES AND MEETINGS

Corporate Governance. Corporate governance is typically defined as the system that allocates duties and authority among a company’s shareholders, Board of Directors and management. The shareholders elect the Board and vote on extraordinary matters.

Our Corporate Governance Guidelines, as well as our Code of Ethics, and the charters of the Audit Committee, Compensation Committee, Nominating Committee and Corporate Governance Committee are available under the “Corporate Governance” heading of the investor relations page of our website at the following address: http://www.hotus.com.

Our Company believes that it is in compliance with the corporate governance requirements of the NASDAQ listing standards.  The principal elements of these governance requirements as implemented by our Company are:

•              affirmative determination by the Board of Directors that a majority of the Directors are independent;

•              regularly scheduled executive sessions of independent Directors;

•              Audit Committee, Nominating Committee and Compensation Committee comprised of independent Directors and having the purposes and charters described below under the separate committee headings; and

•              specific Audit Committee responsibility, authority and procedures outlined in the charter of the Audit Committee.

Independence. The Board of Directors has determined that the following six nominees for election at the Annual Meeting are independent Directors as defined in the NASDAQ listing standards: Gary B. Abromovitz, John B. Butterworth, Timothy F. Meeker, William F. Susetka, Adolpho R. Telles, and Darren G. Woody.  Therefore, a majority of the persons nominated to serve on our Company’s Board of Directors are independent as so defined. The foregoing independence determination of our Board of Directors included the determination that each of these six nominated Board members, if elected and appointed to the Audit Committee, Compensation Committee or Nominating Committee, or as discussed above, respectively, is:

•              independent for purposes of membership on the Audit Committee under Rule 5605(c)(2) of the NASDAQ listing standards, that includes the independence requirements of Rule 5605(a)(2) and additional independence requirements under SEC Rule 10A-3(b);

•              independent under the NASDAQ listing standards for purposes of membership on the Nominating Committee; and

•              independent under the NASDAQ listing standards for purposes of membership on the Compensation Committee, as a “non-employee director” under SEC Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” as defined in regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Board has designated Gary B. Abromovitz, an independent director, as the Deputy Chairman and lead Director.  The Deputy Chairman’s authority and responsibilities include:

•              presiding at all meetings of the Board when the Chairman is not present and over executive sessions;

•              serving as a liaison between the Chairman and the independent Directors; and

•              calling meetings of the independent Directors.

Our Board and its committees meet throughout the year on a set schedule, and hold special meetings and act by written consent from time to time, as appropriate.  Independent Directors regularly meet without management present, and the Board’s lead Director conducts those sessions.  Board members have access to all of our employees outside of Board meetings.  Our Board of Directors has four committees: the Audit Committee, the Nominating Committee, the Corporate Governance Committee and the Compensation Committee.

The following table shows the composition of these committees and the number of meetings held during fiscal 2009:

Director	Executive Sessions of Independent Directors	Audit	Nominating	Corporate Governance	Compensation
Gary B. Abromovitz	Chair	M	Chair	M	Chair

John B. Butterworth	M	M

Timothy F. Meeker	M		M	Chair	M

Stanlee N. Rubin				M

Adolpho R. Telles	M	Chair

Darren G. Woody	M		M	M	M

Number of Meetings Held in Fiscal 2009	8	8	2	2	10

M = Current Member during fiscal 2009

Audit Committee. Our Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The primary purposes of this committee are to oversee, on behalf of the Company’s Board of Directors: (1) the accounting and financial reporting processes and integrity of our Company’s financial statements, (2) the audits of our Company’s financial statements and the appointment, compensation, qualifications, independence and performance of our independent registered public accounting firm, (3) our compliance with legal and regulatory requirements, and (4) the staffing and ongoing operation of our internal audit function.  The Audit Committee meets periodically with our chief financial officer and other appropriate officers in the discharge of its duties.  The Audit Committee also reviews the content and enforcement of the Company’s Code of Ethics, consults with our legal counsel on various legal compliance matters and on other legal matters if those matters could materially affect our financial statements.

The Board of Directors has determined that each of the members of the Audit Committee are independent as previously described.  In addition, the Board of Directors determined that Mr. Telles qualifies as an “audit committee financial expert” as defined by the SEC in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The Board of Directors also determined that all of the members of the Audit Committee meet the requirement of the NASDAQ listing standards that each member be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Compensation Committee. The primary purposes of the committee are to (1) evaluate and approve the corporate goals and objectives set by the chief executive officer (the “CEO”), (2) evaluate the CEO’s performance in light of those goals and objectives, (3) make recommendations to the Board of Directors with respect to non-CEO compensation, incentive compensation plans and equity-based plans, (4) oversee the administration of our incentive compensation plans and equity-based plans, and (5) produce an annual report on executive compensation for inclusion in the Company’s proxy statement.  The Board of Directors has determined that the members of this committee are independent as previously described.   In addition to formal meetings, the committee also conducted numerous informal telephonic discussions and consulted its legal advisors throughout the year, and also acted by unanimous consent once during fiscal 2009.  For additional information regarding the operation and authority of the Compensation Committee, see “Compensation Discussion and Analysis.”

In fiscal 2009, the Compensation Committee retained an outside compensation consultant to provide the committee with certain statistical data and analysis with respect to the compensation of the chief executive officer and the directors.  The Compensation Committee is currently reviewing the information provided by the consultant with respect to director compensation.  The Compensation Committee does not believe that the compensation consultant had a material role in determining or recommending the amount or form of executive or director compensation or in compensation-setting practices or decisions for fiscal 2009.

Nominating Committee.  The primary purposes of the committee are to (1) recommend to our Board of Directors individuals qualified to serve on our Board of Directors for election by shareholders at each annual general meeting of shareholders and to fill vacancies on the Board of Directors, (2) implement the Board’s criteria for selecting new directors, and (3) oversee the evaluation of our Board.  The Nominating Committee receives recommendations from its members or other members of the Board of Directors for candidates to be appointed to the Board or committee positions, reviews and evaluates such candidates and makes recommendations to the Board of Directors for nominations to fill Board and committee positions.

The committee’s current process for identifying and evaluating nominees for Director consists of general periodic evaluations of the size and composition of the Board of Directors, applicable listing standards and laws, and other appropriate factors with a goal of maintaining continuity of appropriate industry expertise and knowledge of our Company. The committee looks for a number of personal attributes in selecting candidates including: sound reputation and ethical conduct; business and professional activities that are complementary to those of the Company; the availability of time and a willingness to carry out their duties and responsibilities effectively; an active awareness of changes in the social, political and economic landscape; an absence of any conflicts of interest; limited service on other boards; and a commitment to contribute to the Company’s overall performance, placing it above personal interests.

The Nominating Committee will consider candidates recommended by shareholders. Any candidate recommended by shareholders must meet the same general requirements outlined in the previous paragraph to be considered for election.  Any shareholder who intends to present a director nomination proposal for consideration at the 2010 annual general meeting of shareholders and intends to have that proposal included in the proxy statement and related materials for the 2010 annual general meeting, must deliver a written copy of the proposal to our Company’s principal executive offices no later than the deadline, and in accordance with the notice procedures, specified under “Shareholder Proposals” in this proxy statement and in accordance with the applicable requirements of SEC Rule 14a-8.

If a shareholder does not comply with the Rule 14a-8 procedures, the Company would not be required to include the nomination proposal as a proposal in the proxy statement and proxy card mailed to shareholders. For a shareholder’s nominee to be considered for nomination as a Director, the shareholder should give timely notice of their nomination in writing to the Secretary of our Company.  To be timely, written suggestions for candidates should be delivered for consideration by the Nominating Committee prior to the next annual general meeting to the Secretary of the Company, Clarendon House, Church Street, Hamilton, Bermuda no later than 45 calendar days before the first anniversary of the date on which the Company sent its proxy statement to shareholders in connection with the previous year’s annual general meeting.  Written suggestions for candidates should be accompanied by a written consent of the proposed candidate to serve as a director if nominated and elected, a description of his or her qualifications and other relevant biographical information. The Nominating Committee may request that the shareholder submitting the proposed nominee furnish additional information to determine the eligibility and qualifications of such candidate.

Under SEC Rule 14a-8 (and assuming consent to disclosure is given by the proponents and nominee), our Company must disclose any nominations for Director made by any person or group beneficially owning more than 5% of our outstanding Common Stock by the date that was 120 calendar days before the anniversary of the date on which its proxy statement was sent to its shareholders in connection with the previous year’s annual general meeting.  Our Company did not receive any such nominations for the Annual Meeting.

Corporate Governance Committee.  The primary purposes of the committee are to (1) develop, recommend to the Board, and assess our corporate governance policies, and (2) evaluate, develop and recommend to the Board succession plans for all of the company’s senior management. The Corporate Governance Committee works together with the Compensation Committee to develop and recommend succession plans to the Board of Directors.

Meetings of Board of Directors and its Committees.  The Board of Directors held four regularly scheduled meetings, six telephonic meetings and acted by unanimous consent once during fiscal 2009.  Each director attended at least 75 % of the aggregate of the regularly scheduled meetings of our Board of Directors and the committees of which he or she was a member. We encourage, but do not require, the members of the Board of Directors to attend annual general meetings. Last year, all, but one of our directors attended the annual general meeting of shareholders. We expect that all Board members will attend the Annual Meeting.

SHAREHOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

Any record or beneficial owner of our shares of Common Stock who has concerns about accounting, internal accounting controls, or auditing matters relating to our Company may contact the Audit Committee directly.  Any record or beneficial owner of our Common Stock who wishes to communicate with the Board of Directors on any other matter should also contact the Audit Committee.  The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to our Company.  If particular communications are directed to the full Board, independent Directors as a group, or individual directors, the Audit Committee will route these communications to the appropriate directors or committees so long as the intended recipients are clearly stated.

Communications intended to be anonymous may be made by calling our national hotline service at 866-210-7649 or 866-210-7650.  When calling, please identify yourself as a shareholder of our Company intending to communicate with the Audit Committee.  This third party service undertakes to forward the communications to the Audit Committee if so requested and clearly stated.  You may also send communications intended to be anonymous by mail, without indicating your name or address, to Helen of Troy Limited, 1 Helen of Troy Plaza, El Paso, Texas, 79912, USA, Attention: Chairman of the Audit Committee.  Communications not intended to be made anonymously may be made by calling the hotline number or by mail to that address, including whatever identifying or other information you wish to communicate.

Communications from employees or agents of our Company will not be treated as communications from our shareholders unless the employee or agent clearly indicates that the communication is made solely in the person’s capacity as a shareholder.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2009, no executive officer of the Company served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board.

DIRECTOR COMPENSATION

The following table summarizes the total compensation earned by all non-employee Directors during fiscal 2009:

Director Summary Compensation for Fiscal Year 2009

	Fees Earned
	or Paid	All Other
	in Cash	Compensation	Total
Name	($)	($)	($)

Gary B. Abromovitz	145,500	-	145,500

John B. Butterworth	84,000	-	84,000

Timothy F. Meeker	77,000	-	77,000

Byron H. Rubin	36,000	7,500 (1)	43,500

Stanlee N. Rubin	34,500	-	34,500

Adolpho R. Telles	100,000	-	100,000

Darren G. Woody	73,500	-	73,500

(1)          Represents insurance agent’s commissions earned by Byron Rubin and paid directly to him by certain of our insurers in  connection with certain life insurance policies.  For further information, see “Certain Relationships - Related Person Transactions.”

Gerald J. Rubin is our only Director that is also an executive officer.  He has not received any remuneration for his service as a member of the Board of Directors.

In fiscal 2009, the following cash compensation was paid to our non-employee Directors:

Directors Fees Earned or Paid in Cash for Fiscal Year 2009

	Annual	Board	Independent	Deputy	Committee	Committee
	Board	Meeting	Directors	Chairman	Chair	Member
	Retainers	Fees	Fees	Fees	Fees	Fees	Total
Name	($) (1)	($) (2)	($) (3)	($) (4)	($)	($) (5)	($)

Gary B. Abromovitz	24,000	12,000	24,000	40,000	20,000 (6)	25,500	145,500

John B. Butterworth	24,000	12,000	24,000	-	-	24,000	84,000

Timothy F. Meeker	24,000	12,000	24,000	-	5,000 (7)	12,000	77,000

Byron H. Rubin	24,000	12,000	-	-	-	-	36,000

Stanlee N. Rubin	24,000	9,000	-	-	-	1,500	34,500

Adolpho R. Telles	24,000	12,000	24,000	-	40,000 (8)	-	100,000

Darren G. Woody	24,000	12,000	24,000	-	-	13,500	73,500

(1)          All non-employee Directors receive a quarterly cash retainer of $6,000.

(2)          All non-employee Directors receive a cash fee of $3,000 for each quarterly meeting of the Board of Directors attended.

(3)          All independent Directors receive a quarterly cash fee of $6,000 for participation in executive sessions.

(4)          The Deputy Chairman and lead director receives a quarterly cash fee of $10,000.

(5)          Each non-chair member of the Audit Committee receives a quarterly cash fee of $6,000, each non-chair member of the Compensation Committee receives a quarterly cash fee of $3,000, each non-chair member of the Corporate Governance Committee receives a quarterly cash fee of $1,500, commencing in the fourth quarter of fiscal 2009.

(6)          The Compensation Committee Chairman receives a quarterly cash fee of $5,000.

(7)   The Corporate Governance Committee Chairman receives a quarterly cash fee of $2,500, which commenced in the third quarter of fiscal 2009.

(8)          The Audit Committee Chairman receives a quarterly cash fee of $10,000.

In addition to the amounts shown above, non-employee Board members received reimbursement for travel and lodging expenses incurred while attending Board and committee meetings and Board-related activities, such as visits to Company locations.

The following table provides information on the outstanding equity awards at fiscal year-end 2009 for non-employee Directors:

Outstanding Equity Awards for Non-Employee Directors at Fiscal Year-End 2009

	Option Awards
	Number of
	Securities
	Underlying	Option
	Unexercised	Exercise	Option
	Options	Price	Expiration
Name	(#) Exercisable	($)/Sh	Date

Gary B. Abromovitz	32,000	21.47 to 33.35	9/1/13 to 6/1/15

John B. Butterworth	40,000	13.13 to 33.35	3/1/13 to 6/1/15

Timothy F. Meeker	16,000	23.13 to 28.33	9/1/14 to 6/1/15

Byron H. Rubin	32,000	21.47 to 33.35	9/1/13 to 6/1/15

Stanlee N. Rubin	96,000	4.41 to 33.35	9/1/09 to 6/1/15

Adolpho R. Telles	-	-	-

Darren G. Woody	16,000	23.13 to 28.33	9/1/14 to 6/1/15

All options were issued under the Company’s 1995 Non-Employee Stock Option Plan.  Under the plan, all options were issued at a price not less than the fair market value of the Common Stock at the date of grant, vested one year from the date granted, and expire ten years after the options were granted.  Currently, all outstanding options under the plan are vested.  This stock option plan expired by its terms on June 6, 2005.  Therefore, no additional options have been granted since that date.

Director Stock Ownership and Compensation Guidelines

The Compensation Committee and the Board of Directors believe that Directors should own and hold Common Stock to further align their interests and actions with the interests of the Company’s shareholders.  Accordingly, upon recommendation of the Compensation Committee, in June 2008, the Board of Directors has adopted stock ownership and compensation guidelines for the Company’s Directors.  Under these guidelines, the Directors should hold shares of the Company’s Common Stock equal in value to at least three times the annual cash retainer for Directors.  The guidelines provide that the stock ownership levels should be achieved by each Director within five years from the adoption of the guidelines or, in the case of a new director, within five years of his or her first appointment to the Board of Directors.  The Compensation Committee will review stock ownership levels on the first trading day of the calendar year based on the greater of the fair market value and the Director’s cost basis in the shares on such date.  In the event of an increase in the annual cash retainer, the Directors will have five years from the time of the increase to acquire any additional shares needed to comply with the guidelines.  To further encourage equity participation, the guidelines provide that equity awards to non-employee Directors either vest over a period of at least three years or are required to be held by the Director until his or her service with the Company ends.  The Board of Directors also believe that compensation arrangements should be flexible enough to allow the Directors to receive a balanced mix of equity and cash keeping in mind the Board’s guidelines for achieving and maintaining stock ownership.  In this respect, the Board of Directors will seek to target Director compensation at a mix of approximately 60% cash and 40% equity.  The Compensation Committee did not make any equity awards to non-employee directors during fiscal 2009 due to the economic uncertainty and in accordance with the Company’s efforts to conserve costs.  The Compensation Committee has determined to postpone making any decisions regarding awards until fiscal 2010.

Non-Employee Director Equity Compensation Plan

At the 2008 annual general meeting of shareholders, the Company’s shareholders approved the Helen of Troy Limited 2008 Non-Employee Directors Stock Incentive Plan (the “2008 Director Plan). The purpose of the 2008 Director Plan is to (1) aid the Company in attracting, securing and retaining Directors of outstanding ability and (2) motivate such persons to exert their best efforts on behalf of the Company and its subsidiaries and its affiliates by providing incentives through the granting of awards under the plan.  Only non-employee Directors of the Company are eligible to participate in the 2008 Director Plan.  Because Gerald J. Rubin is an employee of the Company, he is not eligible to participate in the 2008 Director Plan.

The 2008 Director Plan is administered by the Compensation Committee of the Board of Directors. The 2008 Director Plan permits grants of restricted stock, restricted stock units, and other stock-based awards to the Company’s non-employee Directors.  The vesting criteria and other terms and conditions of restricted stock, restricted stock units and other stock-based awards will be determined by the Compensation Committee.  Currently, the 2008 Director Plan provides that the maximum number of shares of Common Stock with respect to which awards may be granted is 175,000 shares (subject to adjustment in certain circumstances). Shares subject to awards which terminate, expire, are cancelled, exchanged, forfeited, lapse or are settled for cash may be utilized again with respect to awards granted under the 2008 Director Plan.  As of June 25, 2009, no awards have been granted under the 2008 Director Plan. The plan will expire by its terms on August 19, 2018.

If a participant’s service is terminated for any reason, the participant will only be entitled to the restricted stock or restricted stock units vested at the time of such termination of service. The participant’s unvested restricted stock and restricted stock units will be forfeited. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested restricted stock or restricted stock units held by a participant if the participant is terminated without “cause” (as determined by the Compensation Committee) by the Company.  In the event of a Change of Control (as defined in the 2008 Director Plan), (1) the participants will have the right to settle from and after the date of the Change of Control any restricted stock unit held by such participant in whole or in part, notwithstanding that such restricted stock unit may not be fully vested, and (2) any and all restrictions on any participant’s other stock-based award will lapse and such stock will immediately vest in the participant, notwithstanding that the other stock-based award was unvested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 28, 2009, the beneficial ownership of the Common Stock of the Directors, the nominees for Director, the executive officers of the Company, the Directors, Director nominees and executive officers of the Company as a group, and each person known to the Company to be the beneficial owner of more than five percent of the Common Stock:

	Number of
	Common Shares
Name of Beneficial Owner	Beneficially Owned		Percent *

Gerald J. Rubin	4,569,922	(1) (2)	13.94%

Stanlee N. Rubin

One Helen of Troy Plaza

El Paso, Texas 79912

Thomas J. Benson	68,723	(2)	**

John B. Butterworth	55,100	(2)	**

Byron H. Rubin	47,100	(2)	**

Gary B. Abromovitz	34,000	(2)	**

Vincent D. Carson	23,268	(2)	**

Darren G. Woody	18,000	(2)	**

Timothy F. Meeker	16,000	(2)	**

Adolpho R. Telles	2,000	(2)	**

William F. Susetka	-	(3)	**

All Directors, Director nominees and executive officers as a group (11 Persons)	4,834,113		14.64%

FMR Corp.	3,114,700	(4)	10.36%

82 Devonshire Street

Boston, Massachusetts 02109

Columbia Wanger Asset Management, LP	2,020,000	(5)	6.72%

227 W Monroe Street Suite 3000

Chicago, Illinois 60606

Dimensional Fund Advisers, LP	1,811,051	(6)	6.02%

6300 Bee Cave Road Building One

Austin, Texas 78746

*   Percent ownership is calculated based on 30,069,821 shares of the Common Stock outstanding on May 28, 2009.

** Ownership of less than one percent of the outstanding Common Stock.

(1)   Does not include 144,000 shares in a trust for the children of Gerald J. Rubin and Stanlee N. Rubin in which they disclaim any beneficial ownership and includes 276,980 shares held beneficially through a partnership in which Gerald J. Rubin and Stanlee N. Rubin are partners.  1,812,922 shares of Common Stock held beneficially by Mr. and Mrs. Rubin are pledged to secure certain loans.

(2)   Includes shares subject to stock options that are exercisable within 60 days of May 28, 2009 as follows:

Name of Beneficial Owner	Options (#)

Gerald J. Rubin	2,625,000

Stanlee N. Rubin	96,000

Thomas J. Benson	62,133

John B. Butterworth	40,000

Byron H. Rubin	32,000

Gary B. Abromovitz	32,000

Vincent D. Carson	21,800

Darren G. Woody	16,000

Timothy F. Meeker	16,000

Total	2,940,933

(3) William F. Susetka  is a new nominee to the Board of Directors.

(4) Based on the Schedule 13G/A filed on February 17, 2009.  According to the filing, FMR Corp. currently has sole dispositive power for 3,114,700 shares and shared voting power for -0- shares.

(5) Based on the Schedule 13G filed on January 28, 2008.   According to the filing, Columbia Wanger Asset Management, LP has sole dispositive power for 2,020,000 shares, sole voting power for 1,900,000 shares and shared voting power for 120,000 shares.

(6) Based on the Schedule 13G filed on February 9, 2009.   According to the filing, Dimensional Fund Advisors, LP currently has sole dispositive power for 1,811,051 shares, sole voting power for 1,761,481 shares and shared voting power for -0- shares

EXECUTIVE OFFICERS

The executive officers of the Company are Gerald J. Rubin, Thomas J. Benson and Vincent D. Carson. Mr. Rubin is also a Director of the Company and his biography is included above under “Proposal 1: Election of Directors.”

THOMAS J. BENSON, age 51, has been Senior Vice President and Chief Financial Officer of the Company since August 2003. Mr. Benson served as Chief Financial Officer of Elamex, S.A. de C.V., a provider of manufacturing and shelter services, from June 2002 to August 2003, and as Chief Financial Officer of Franklin Connections / Azar Nut Company, a manufacturer, packager and distributor of candy and nut products, from May 1994 to June 2002. He has served as an investments director in two private investment firms and spent seven years in public accounting. He received his B.S. from St. Mary’s College and his Masters Degree of Taxation from DePaul University.

VINCENT D. CARSON, age 49, joined the Company on November 1, 2001, in the capacity of Vice President, General Counsel and Secretary, after a 16-year legal career in private practice. Prior to joining the Company, Mr. Carson was a shareholder in Brandys Carson & Pritchard, P.C. from 1993 to 2001, and was a shareholder at Mounce, Green, Myers, Safi & Galatzan, P.C. during 2001. Both firms are located in El Paso, Texas.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis for the fiscal year ended February 28, 2009 to be included in the proxy statement for the Annual Meeting filed pursuant to Section 14(a) of the Exchange Act.  Based on its review and discussion referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement on Schedule 14A for the Company’s Annual Meeting and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2009.

Members of the Compensation Committee:

Gary B. Abromovitz, Chairman
Darren G. Woody
Timothy F. Meeker

This Report of the Compensation Committee is not “soliciting material,” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

COMPENSATION DISCUSSION AND ANALYSIS

Throughout this proxy statement, the following individuals are collectively referred to as the “named executive officers”:

•              Gerald J. Rubin, Chairman of the Board of Directors, Chief Executive Officer and President;

•              Thomas J. Benson, Senior Vice President and Chief Financial Officer; and

•              Vincent D. Carson, Vice President and General Counsel.

We sometimes refer to Messrs. Benson and Carson as “other named executive officers”.

Oversight of Our Executive Compensation Program

The Compensation Committee oversees the compensation of our named executive officers and is composed entirely of independent Directors as defined under the listing standards of NASDAQ. The Compensation Committee is responsible for reviewing, approving and evaluating the chief executive officer’s performance in light of the goals and objectives of the Company. It also makes compensation recommendations with respect to our other executive officers, including approval of awards for incentive compensation and equity-based plans. The committee administers the Helen of Troy 1997 Cash Bonus Performance Plan (the “Bonus Plan”), in which the chief executive officer is currently the only participant. The Compensation Committee also administers all of our stock-based and other incentive compensation plans. The Compensation Committee and the Corporate Governance Committee also assist the Board of Directors in developing succession planning for our executive officers.

Objectives of Our Compensation Program

Our compensation program is designed to attract, motivate and retain key leaders and to align the long-term interests of the named executive officers with those of our shareholders. The philosophy that the Compensation Committee uses to set executive compensation levels and structures is based on the following principles:

•              compensation for our executive officers should be strongly linked to performance;

•              a higher percentage of compensation should be at risk and subject to performance-based awards as an executive officer’s range of responsibility and ability to influence the Company’s results increase;

•              compensation should be competitive in relation to the marketplace; and

•              outstanding achievement should be recognized.

The Role of Chief Executive Officer in Determining Executive Compensation

The Compensation Committee, working with the chief executive officer, evaluates and approves all compensation regarding our named executive officers.  Our other named executive officers report directly to our chief executive officer who supervises the day to day performance of those officers.  Accordingly, the chief executive officer makes recommendations to the Compensation Committee regarding salaries, bonuses and equity awards for the other named executive officers and is required to annually review our executive compensation program for those officers. The Compensation Committee strongly considers the compensation recommendations and the performance evaluations of the Chief Executive Officer in making its decisions and any recommendations to the Board of Directors with respect to non-CEO compensation, incentive compensation plans and equity-based plans that are required to be submitted to the Board.  In deliberations or approvals regarding the compensation of the other named executive officers, the committee may elect to invite the chief executive officer to be present but not vote. In any deliberations or approvals of the committee regarding the chief executive officer’s compensation, the chief executive officer is not invited to be present.

Compensation Consultant

The Compensation Committee has the authority to hire compensation, accounting, legal or other advisors. In connection with any such hiring, the committee can determine the scope of the consultant’s assignments and their fees. The scope of a consultant’s services may include providing the committee with data regarding compensation trends, assisting the committee in the preparation of market surveys or tally sheets or otherwise helping it evaluate compensation decisions.  In fiscal 2009, the Compensation Committee retained an outside compensation consultant.  However, the compensation consultant did not have a material role in any compensation setting practices or decisions.  For more information about the compensation consultant that was retained in fiscal 2009, see “Corporate Governance, the Board, the Board Committees and Meetings – Compensation Committee.”

Our Compensation Program for Our Chief Executive Officer

Mr. Rubin is the founder of the Company, and he served as President of the Company prior to our initial public offering in 1971. Mr. Rubin served as President, Chief Executive Officer, and Chairman of the Board of Directors from 1971 to 1984, and from 1984 to June 2000, he served as Chief Executive Officer and Chairman of the Board of Directors.  Since June 2000, Mr. Rubin has served as Chief Executive Officer, Chairman of the Board of Directors and President of the Company. Mr. Rubin sets the overall strategic vision for our Company, and oversees the senior management team and the Company’s growth and acquisition strategy.  In making discretionary compensation decisions regarding Mr. Rubin, the Compensation Committee considers Mr. Rubin’s leadership of the Company and his contributions to increasing shareholder value.

Mr. Rubin’s compensation is governed by an employment agreement and his participation in the Bonus Plan.  The employment agreement and the Bonus Plan dictate the terms of Mr. Rubin’s compensation, and, therefore, decisions regarding his compensation, other than discretionary compensation, are limited by the terms of the agreement and the plan. The term of Mr. Rubin’s employment agreement is three years and automatically renews daily for a three-year term. In 2005, the Company and Mr. Rubin entered into an amendment to Mr. Rubin’s employment agreement reducing his employment term from five years to three years. The Compensation Committee determined that the term reduction was in the best interests of our shareholders in order to effectively eliminate the tax “gross up” provision that otherwise would have been triggered in the event of a change in control of the Company. By reducing the term of the employment agreement, the amendment also effectively reduced Mr. Rubin’s total change of control compensation. Mr. Rubin receives an annual base salary of $600,000 and is eligible to receive an annual cash bonus payable in accordance with the Company’s Bonus Plan. For a more detailed discussion of the terms of Mr. Rubin’s employment agreement, see “Executive Compensation - Employment Contract for Chairman of the Board, Chief Executive Officer and President.”

Historically, Mr. Rubin’s total compensation has been primarily performance-based and tied to the profitability of the Company. Mr. Rubin is presently the sole participant in the Bonus Plan, which provides for cash bonuses based on the Company’s achievement of pre-tax earnings. The earnings formula under the Bonus Plan constitutes a performance goal under Section 162(m) of the Code. The Bonus Plan and the performance targets for the chief executive officer under the

Bonus Plan were originally approved by the shareholders of the Company at our 1997 annual general meeting.  The Company’s shareholders last approved the terms of the performance goals under the Bonus Plan at the 2008 annual general meeting.  At the 2003 annual general meeting, the shareholders approved an amendment to the Bonus Plan to change the performance targets from a pre-tax fixed percentage of earnings to a pre-tax graduated percentage of earnings based on a graduating scale.  The performance targets provide that Mr. Rubin’s cash bonus increases or decreases as pre-tax earnings increase or decrease, respectively. This provides Mr. Rubin with an incentive to work toward positive earnings performance and directly aligns his interests with those of our shareholders.  In connection with the amendment in 2003, Mr. Rubin agreed to a reduction in the number of stock options he would otherwise have been entitled to receive under his employment agreement. Since 2003, Mr. Rubin has received no stock options or other equity awards.

Our Bonus Plan is designed to permit the Company to deduct, for federal income tax purposes, certain performance-based compensation over $1,000,000 paid to the chief executive officer and certain other named executive officers under the Bonus Plan. The material terms of the pre-established performance goals for the awards under the Bonus Plan must be approved by the shareholders every five years in order for the Company to be eligible to deduct for tax purposes the incentive awards paid under the Bonus Plan.  The Company’s shareholders last approved the terms of the performance goals under the Bonus Plan at the 2008 annual general meeting.

Elements of Our Compensation Program for Our Chief Executive Officer

The principal current components of compensation for our chief executive officer are:

•              Base salary;

•              Bonuses, including performance-based incentive bonuses;

•              Perquisites and other personal benefits; and

•              Post-termination benefits, including change of control triggers and benefits.

Currently, Mr. Rubin is not eligible to receive grants of stock options under any of the Company’s equity compensation plans, including the Helen of Troy Limited 2008 Stock Incentive Plan (the “2008 Stock Plan”). However, in the past, the Company has included grants of stock options in the total compensation package of our chief executive officer. Under the terms of Mr. Rubin’s employment agreement, Mr. Rubin is entitled to receive immediately vested options to purchase 125,000 shares of Common Stock on the last business day of each of the Company’s fiscal quarters (or options to purchase a total of 500,000 shares of Common Stock each year), subject to sufficient availability for such grants under the Company’s equity compensation plans.  In the event there are not a sufficient number of shares under the equity plans to cause the grant of stock options to Mr. Rubin, under Mr. Rubin’s employment agreement, the Company agreed to use its reasonable efforts to cause the Company’s shareholders to approve additional shares of Common Stock to be subject to such equity plans to enable such grants. In the event the Company’s shareholders do not approve additional shares to be issued under such equity plans, the Company is not obligated to Mr. Rubin to grant such options.  In the fourth quarter of fiscal 2004, Mr. Rubin declined the receipt of the balance of available options remaining in the 1998 Stock Option and Restricted Stock Plan totaling 67,011 shares so that these options could be used during the remainder of fiscal 2005 to reward selected members of the Company’s management and certain new management hires with an equity ownership interest in the Company.  At February 28, 2009, Mr. Rubin held fully vested options that he received under these prior grants exercisable for an aggregate of 3,625,000 shares. On May 14, 2009, Mr Rubin exercised certain of these options for 1,000,000 common shares which would have expired in calendar years 2009 and 2010.  Accordingly, on June 28, 2009, Mr. Rubin held options exerciseable for 2,625,000 shares.   See “Executive Compensation - Outstanding Equity Awards At Fiscal Year-End 2009.”

At the Annual Meeting, a proposal to amend the 2008 Stock Plan is being submitted to our shareholders to comply with the Company’s obligations under Mr. Rubin’s employment agreement, which requires the Company to use its reasonable efforts to cause the Company’s shareholders to approve additional shares of Common Stock in the event there are not a sufficient number of shares under the Company’s equity plans to grant stock options to Mr. Rubin pursuant to his employment agreement.  Mr. Rubin has received no stock options or other equity awards from the Company since 2003.  If approved, the amendment will, among other things, allow Mr. Rubin to participate in the 2008 Stock Plan and increase the number of shares of Common Stock available for grant.  If the amendment is approved, under the terms of Mr. Rubin’s employment agreement, Mr. Rubin is entitled to receive immediately vested options to purchase 125,000 shares of Common

Stock on the last business day of each of the Company’s fiscal quarters (or options to purchase a total of 500,000 shares of Common Stock each year), subject to sufficient continued availability for such grants under the Company’s equity compensation plans.  For further details regarding the proposed amendment to the 2008 Stock Plan, see “- Long Term Equity Compensation for Our Other Named Executive Officers” and “Proposal 2:  Approval of the Amendment to the Helen of Troy 2008 Stock Incentive Plan.”  For more information regarding the 2008 Stock Plan, see “Executive Compensation – Equity Compensation Plan Information.”

The Compensation Committee reviews total compensation for the chief executive officer annually and evaluates his performance. Each year, the Compensation Committee also certifies that the amounts of any bonus payments under the Bonus Plan have been accurately determined and that the performance targets and any other material terms previously established by the Compensation Committee were in fact satisfied. The Compensation Committee believes that performance-based cash compensation that is directly related to the profitability of the Company should constitute a substantial portion of our chief executive officer’s total compensation. As a result, the chief executive officer’s base salary has historically represented a comparatively small percentage of the chief executive officer’s total compensation. In addition, the chief executive officer’s base salary is deducted from his performance-based incentive bonus when computing his total annual cash compensation.

Base Salary of Our Chief Executive Officer

We provide our named executive officers and other employees with a base salary to provide a fixed amount of compensation for regular services rendered during the fiscal year. Mr. Rubin’s employment agreement sets his base salary at $600,000 per year. His salary has remained at this level since 1999, with no increases for inflation or cost of living adjustments. The Compensation Committee has not sought to increase Mr. Rubin’s salary because it believes that the majority of our chief executive officer’s compensation should be attributed to the profitability of the Company. The Compensation Committee believes that Mr. Rubin’s base salary is below the median range for chief executive officers of similarly-situated companies.

Performance-Based Incentive Bonuses for Our Chief Executive Officer

The Compensation Committee believes that performance-based awards align our executives’ interests with our annual corporate goals. The Compensation Committee recognizes that Mr. Rubin’s base salary may be below the median range for chief executive officers of similarly-situated companies. The Compensation Committee believes, however, that a significant portion of “at risk” compensation at the chief executive officer level is important to the success of the Company and to provide a form of incentive based compensation to Mr. Rubin. For the fiscal year ended February 28, 2009, Mr. Rubin did not receive equity awards under the Company’s existing equity incentive plan.

Under the Bonus Plan, Mr. Rubin’s incentive compensation will fluctuate depending on the Company’s financial performance.  Mr. Rubin’s incentive bonus under the Bonus Plan is capped at $15,000,000 in any one fiscal year. During fiscal 2009, Mr. Rubin was entitled to receive an annual cash incentive bonus based upon a graduated percentage ranging from 5% to 10% of the pre-tax annual earnings of the Company under the Bonus Plan.   For fiscal 2009, earnings was based on earnings (loss) before income taxes in the Company’s statement of operations for the fiscal year ended February 28, 2009, which was a loss of  $51,465,000.  Because the Company experienced a loss for fiscal 2009, Mr. Rubin was not entitled to and did not receive an annual cash bonus under the terms of the Bonus Plan.  For more information regarding the Bonus Plan, see “Executive Compensation – Employment Contract for Chairman of the Board, Chief Executive Officer and President.”

In addition to any bonus paid under the Bonus Plan, the Compensation Committee has the authority to recommend to the Board of Directors that a discretionary bonus be awarded to Mr. Rubin. The committee evaluates Mr. Rubin’s performance on an annual basis and reserves such discretionary bonus awards for extraordinary performance or achievement. The committee has not approved a discretionary bonus for the fiscal year ended February 28, 2009.

Perquisites and Other Personal Benefits Provided to Our Chief Executive Officer

The Company provides our chief executive officer with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program. The Company is required to provide most of these benefits pursuant to the terms of Mr. Rubin’s employment agreement. In 2004, the Compensation Committee, with Mr. Rubin’s consent, eliminated the Company’s prior practice of making our corporate aircraft available for personal use by executive officers. The perquisites currently available to Mr. Rubin according to his employment agreement include an automobile and a driver, all expenses of operating, maintaining and insuring the automobile, legal assistance, financial planning and tax return preparation up to $10,000 per year, reimbursement for certain medical care for himself and his wife, disability insurance coverage and certain life insurance coverage.  In fiscal 2009, Mr. Rubin did not request a driver for his automobile or medical care reimbursement.  Additionally, in May 2009, Mr. Rubin’s individual disability insurance policy expired and it will not be renewed.  The policy will not be renewed because Mr. Rubin is age 65 and the policy only provided for payments on disabilities incurred before reaching age 65.  For more information regarding the perquisites provided under Mr. Rubin’s employment agreement, see “Executive Compensation – Employment Contract for Chairman of the Board, Chief Executive Officer and President.”

Mr. Rubin’s employment agreement also provides that the Company must pay or reimburse Mr. Rubin for reasonable travel and other expenses incurred by him in performing his obligations under his employment agreement, including certain travel expenses incurred by his spouse, and any taxes incurred by him with respect to these payments. During fiscal 2009, there were no payments that resulted in reimbursable tax expense.

The Company also provides other benefits to Mr. Rubin, such as a 401(k) plan, group medical, group life and group dental insurance, as well as vacation and paid holidays. These benefits are available to all our employees, including each named executive officer, and we believe they are comparable to those provided at other companies.

Potential Post-Termination Benefits for our Chief Executive Officer

Change in Control

Mr. Rubin’s employment agreement provides that the Company must make certain payments to him if his employment is terminated as a result of a change in control (as defined in the employment agreement). Under Mr. Rubin’s employment agreement, he will receive the benefits provided under the agreement if his employment is terminated other than for cause (as defined in the agreement) after a change in control or if he elects to terminate his employment within six months after a change in control including the immediate vesting of all options and the removal of all restrictions on restricted stock granted to him. These benefits are more fully described under “Executive Compensation - Employment Contract for Chairman of the Board, Chief Executive Officer and President” and “Executive Compensation – Potential Payments Upon Termination or Change of Control.”

The change in control provisions of Mr. Rubin’s employment agreement are intended to ensure that we will retain the benefit of Mr. Rubin’s services without distraction in the face of a potential change in control and that Mr. Rubin will evaluate potential transactions on an objective basis. The Compensation Committee believes the change in control provisions in Mr. Rubin’s employment agreement are reasonable and necessary considering the competitive conditions of the Company and its industry.

Severance

The employment agreement of the chief executive officer provides that, if his employment is terminated by the Company without “cause” or if he terminates his employment for “good reason” (as those terms are defined in his employment agreement) or as a result of a “change in control”, then for the three years following any such event, he will be entitled to, among other things,  monthly payments of his base salary and annual bonus payments equal to highest annual bonus paid to him in the preceding three years.   Our chief executive officer will also be entitled to receive certain benefits following a termination of his employment by reason of death or disability.  These benefits are more fully described under “Executive Compensation - Executive Compensation Employment Contract for Chairman of the Board, Chief Executive Officer and President” and “Executive Compensation – Potential Payments upon Termination or Change in Control.” The employment agreement also provides for the immediate vesting of all options granted to Mr. Rubin if his employment is terminated by the Company without “cause,” if he terminates his employment for “good reason,” including in the event of a change of control, or if his employment is terminated for death or disability. As of the end of fiscal 2009, all of Mr. Rubin’s options were fully vested. See “Executive Compensation - Outstanding Equity Awards At Fiscal Year-End 2009.”

The Company’s Compensation Program for Other Named Executive Officers

The Company’s other named executive officers are not party to employment agreements. As a result, their compensation is reviewed and determined by the Compensation Committee on an annual basis. The Compensation Committee may also review a named executive officer’s compensation if that executive officer is promoted or experiences a change in responsibilities.

Our other named executive officers report directly to our chief executive officer who supervises the day to day performance of those officers.   Our chief executive officer annually reviews our executive compensation program (other than for himself) and makes compensation recommendations to the Compensation Committee.  The Compensation Committee strongly considers the recommendations of the chief executive officer in making its decisions and any recommendations to the Board of Directors with respect to non-CEO compensation, incentive compensation plans and equity-based plans that are required to be submitted to the Board.

Elements of Our Compensation Program for Our Other Named Executive Officers

The principal components of compensation for our other named executive officers are:

•              Base salary;

•              Bonuses, including performance-based incentive bonuses;

•              Long-term equity compensation; and

•              Other personal benefits.

The Company has no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee reviews the performance of the Company and the individuals and determines the appropriate level and mix of compensation elements.

Base Salary of Our Other Named Executive Officers

The Company provides our other named executive officers with a base salary to provide a fixed amount of compensation for regular services rendered during the fiscal year. In setting or increasing base salaries, the Compensation Committee strongly considers the recommendations made by our chief executive officer. In addition, the committee considers each executive’s job responsibilities, qualifications, experience, performance history and length of service with the Company and comparable salaries paid by our competitors.  The Compensation Committee may, in its discretion, increase the base salary of an other named executive officer based on that named executive officer’s performance.  During fiscal 2008, the Compensation Committee increased the annual salaries of Thomas J. Benson and Vincent D. Carson from $315,000 and $191,000, respectively, to $410,000 and $250,000, respectively, based on the Compensation Committee’s review of their performance and for merit reasons.  The Compensation Committee determined that our other named executive officers would not receive base salary increases in fiscal 2009 due to the global economic conditions and the Company’s financial performance.

Annual Incentive Bonuses for Our Other Named Executive Officers

Performance-based awards are intended to align executives’ interests with our annual corporate goals. Annual incentive bonuses take into account both individual and Company performance, including the Company’s earnings. While the amount of funds available for distribution as bonuses varies with Company earnings, the actual amount that may be distributed is subjectively determined each year considering recommendations made by our chief executive officer and reviewed by the Compensation Committee.

The annual incentive bonuses awarded to Messrs. Benson and Carson are entirely discretionary. In determining the discretionary bonus relating to any fiscal year, the executive officer’s individual performance and the financial results and condition of the Company for that fiscal year are considered. The bonuses are not based on the Compensation Committee’s consideration of any specific, pre-established performance criteria or metrics.  Messrs. Benson and Carson serve as the

Company’s chief financial officer and general counsel, respectively.  Accordingly, in determining whether to award a bonus and the amount of the bonus awarded, the Compensation Committee does not establish any operational performance targets of the Company or any operating segment of the Company.  The Compensation Committee determined not to award any annual incentive bonuses to the named executive officers for performance in fiscal 2009, other than a $1,500 holiday bonus, due to the current global economic conditions and the Company’s financial performance.

For fiscal 2009, the individual performance factors considered by the Compensation Committee for Mr. Benson, following the recommendation of the Company’s chief executive officer, included the quality of his work with respect to potential acquisitions, his analysis of tax issues related to Sections 409A and 457A of the Code, his cooperation and input in various matters relating to the internal auditing of the divisions of the Company, his attitude and his ability to integrate a teamwork concept among the finance department and the operating divisions of the Company.  Performance factors considered by the Compensation Committee for Mr. Carson, following the recommendation of the Company’s chief executive officer, included his ability and experience in negotiating the terms and operating issues relating to acquisitions, his analysis of issues related to Sections 409A, 457A and 162(m) of the Code regarding compensation of employees, the achieved cost savings to the Company as a result of his work on special projects and tax matters and his work ethic and interaction with executives of the Company and the Board of Directors.  The overall financial results and condition of the Company are also considered in determining any bonus, however, no financial targets or criteria are established for any bonus.

Bonuses are calculated as percentages of base salary, with the maximum bonus historically ranging from 20% to 25% for named executive officers. Although incentive bonuses are primarily based on individual and corporate performance, in some circumstances the Compensation Committee may provide additional discretionary bonus awards. The committee believes that discretionary bonuses, where warranted, can be effective in motivating, rewarding and retaining our executive officers.

Long Term Equity Compensation for Our Other Named Executive Officers

The 1998 Stock Option and Restricted Stock Plan expired by its own terms on August 25, 2008.  At the 2008 annual general meeting of shareholders, the Company’s shareholders approved the 2008 Stock Plan, which the Company intends to use to grant equity awards to its named executive officers, other than our chief executive officer, and to key employees. Equity-based compensation and ownership give these individuals a continuing stake in the long-term success of the Company, and the delayed vesting of stock options helps to encourage retention.  The Compensation Committee and the Board of Directors believe that the executive officers and key employees of the Company should be rewarded for earnings performance that may result from their efforts and believe this should be accomplished, in part, by awarding equity compensation to these individuals, which increases their stake in the Company’s long-term success and further aligns their interests with those of shareholders.  For more information regarding the Company’s long term equity compensation, see “Executive Compensation – Equity Compensation Plan Information.”

At the 2008 annual general meeting of shareholders, the Company’s shareholders also approved the 2008 Stock Purchase Plan (the “2008 ESPP”).  Prior to the approval of the 2008 ESPP, the Company maintained the 1998 Employee Stock Purchase Plan, which terminated by its own terms on July 17, 2008. All employees that own less than five percent of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries are eligible to participate in the 2008 ESPP, including the named executive officers. During fiscal year 2009, Thomas J. Benson, one of our named executive officers, participated in the 2008 ESPP.  Under the plan, employees are entitled to purchase shares of the Company’s Common Stock at a discount to market value. The purchase price is 85% of the average of the highest and lowest sale prices of the Common Stock on NASDAQ on either the first day or last day of each option period, whichever is less. As of February 28, 2009, 334,518 shares remain available for issuance under the 2008 ESPP.  For an additional discussion of the material terms of the 2008 ESPP, see “Executive Compensation – Equity Compensation Plan Information - Employee Stock Purchase Plan.”

Other Personal Benefits Provided for Our Other Named Executive Officers

We provide other benefits to the named executive officers, such as a 401(k) plan, group medical, group disability, group life and group dental insurance, as well as vacation and paid holidays. These benefits are available to all our employees and we believe they are comparable to those provided at other companies.

Option Grant Practices

Grants of stock options are made without regard to anticipated earnings or other material announcements by the Company. Under the 2008 Stock Plan, the exercise price of stock options granted under the plan may not be less than the closing price of our common shares on NASDAQ on the date of the grant. The vesting period of options for officers has historically been over a five year period at the graduated rate per year of 10%, 15%, 20%, 25%, and 30%. The Compensation Committee believes that these vesting terms encourage retention of our executive officers. The Compensation Committee may, however, adjust the vesting of options as it deems necessary under the circumstances. Our Board of Directors normally determines any annual grants of stock options to current officers and employees on the first business day following the public announcement of the fiscal year-end financial results.

Tax Implications of Executive Compensation

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that a company may deduct in any one year with respect to its principal executive officer and each of its other three most highly paid executive officers other than the chief financial officer.  There is an exception to the $1,000,000 limitation for performance-based compensation that meets certain requirements. Annual cash incentive compensation and stock option awards are generally forms of performance-based compensation that meet those requirements and, as such, are fully deductible.

Grants of stock options to our named executive officers under our 2008 Plan are intended to comply with Section 162(m) for treatment as performance-based compensation. Therefore, we expect to deduct compensation of our named executive officers related to compensation under each of these plans.

The incentive cash bonus payments to our chief executive officer under the Bonus Plan are designed to comply with Section 162(m) for treatment as performance-based compensation.  Section 162(m) allows companies to deduct, for federal income tax purposes, certain performance-based compensation over $1,000,000.  The material terms of the pre-established performance goals for the awards under the Bonus Plan must be approved by the shareholders every five years in order for the Company to be eligible to deduct for tax purposes the incentive awards paid under the Bonus Plan.  The Company’s shareholders last approved the terms of the performance goals under the Bonus Plan at the 2008 annual general meeting.

The Compensation Committee has considered and will continue to consider tax deductibility in structuring compensation arrangements. However, the Compensation Committee retains discretion to establish executive compensation arrangements that it believes are consistent with the principles described earlier and in the best interests of our Company and its shareholders, even if those arrangements may not be fully deductible under Section 162(m).

EXECUTIVE COMPENSATION

The following table sets forth the summary of compensation earned during fiscal 2007 through fiscal 2009 by the Company’s chief executive officer, chief financial officer and one other most highly compensated executive officer whose total compensation exceeded $100,000 and who was serving as the executive officer at the end of the fiscal 2009 (such persons referred to collectively, as the “named executive officers”).

Summary Compensation Table for Fiscal Year 2009

				Option	All Other
	Fiscal	Salary	Bonus	Awards	Compensation	Total
Name and principal position	Year	($)	($)(1)	($)(2)	($)(3)	($)
Gerald J. Rubin	2009	600,000	-	-	87,160	687,160
Chairman, Chief Executive	2008	600,000	5,054,234	-	68,409	5,722,643
Officer, and President	2007	600,000	4,110,639	-	60,916	4,771,555
Thomas J. Benson	2009	410,000	1,500	42,141	8,142	461,783
Senior Vice President	2008	386,250	54,300	34,848	8,038	483,436
and Chief Financial Officer	2007	315,000	84,808	20,916	7,192	427,916
Vincent D. Carson	2009	250,000	1,500	14,448	7,710	273,658
Vice President and	2008	236,917	30,500	9,431	7,444	284,292
General Counsel	2007	191,000	3,673	17,306	6,239	218,218

(1)        Mr. Rubin’s bonuses were calculated and awarded pursuant to the Company’s 1997 Cash Bonus Performance Plan, as amended.

(2)          These amounts reflect the expense recognized for the covered fiscal year in the Company’s financial statement reporting for equity awards granted under the Company’s share-based compensation plans.  Further information regarding the awards is included in “Outstanding Equity Awards at Fiscal Year-End 2009” and “Equity Compensation Plan Information.”  The expense recognized for financial statement reporting was determined in accordance with Statement of Financial Accounting Standards No. 123(R), and includes amounts from awards granted prior to fiscal 2009.  The calculation disregards the estimate of forfeitures related to service based vesting conditions.  Assumptions used in the calculation of these amounts are discussed in Note (9) to the Company’s audited financial statements for the fiscal year ended February 28, 2009, included in the Company’s Annual Report on Form 10-K for the year then ended, filed with the SEC on May 14, 2009.  During Fiscal 2009, options held by Mr. Rubin to purchase 1,000,000 shares of Common Stock expired unexercised.

(3)          This column reports all other compensation for the covered fiscal year that the Company could not properly report in any other column of the Summary Compensation Table.  Details regarding the amounts in this column for fiscal 2009 are provided in the table entitled “All Other Compensation for Fiscal Year 2009” set forth below.

In fiscal 2009, the following compensation was paid to our named executive officers, which comprises “All Other Compensation”:

All Other Compensation for Fiscal Year 2009

						Life
		Group Life	Disability	Auto	Legal	Insurance
	401(k) Plan	Insurance	Insurance	Lease	Fees Paid	Benefit	Total
Name	($)	($)	($)	($)	($)	($)(1)	($)
Gerald J. Rubin	6,900	6,858	5,798	18,702	10,000	38,902	87,160
Thomas J. Benson	6,900	1,242	-	-	-	-	8,142
Vincent D. Carson	6,900	810	-	-	-	-	7,710

(1)          Includes amounts attributable to the economic benefit received for executive and survivorship life insurance policies.  The economic benefit of such policies totaled $38,902 in fiscal 2009.  For fiscal year 2009, the Board of Directors directed that premium payments in the total amount of $360,417 be made towards the next year’s premiums.

(2)          In fiscal year 2009, the following share-based compensation was awarded to the named executive officers:

Grants of Plan-Based Awards in Fiscal Year 2009

All Other
		Option Awards;		Grant Date
		Number of	Exercise or	Fair Value
		Securities	Base Price	of Stock
		Underlying	of Option	and Option
		Options	Awards	Awards
Name	Grant Date	(#)	($/Sh)	($) (1)
Thomas J. Benson	8/19/2008	5,000	22.46	47,070
Vincent D. Carson	8/19/2008	7,500	22.46	70,605

(1)          Mr. Benson’s and Mr. Carson’s options were granted under the 1998 Plan with original vesting terms over a five year period at the graduated rate per year of 10%, 15%, 20%, 25%, and 30%.  The amount shown under “Grant Date Fair Value of Stock and Option Awards ($)” is the total expense that will be recognized for financial statement reporting purposes over the five year vesting term and was determined in accordance with Statement of Financial Accounting Standards No. 123(R).  The calculation disregards the estimate of forfeitures related to service-based vesting conditions.  Assumptions used in the calculation of this amount are discussed in Note (9) to the Company’s audited financial statements for the fiscal year ended February 28, 2009, included in the Company’s Annual Report on Form 10-K for the year then ended, filed with the SEC on May 14, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2009

The following table sets forth certain information with respect to outstanding equity awards at February 28, 2009 with respect to our named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2009

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	(#)	(#)	Price	Expiration
Name	Exercisable	Unexerciseable	($)	Date (1)
Gerald J. Rubin (2)	250,000	-	15.78	5/28/2009 *
	250,000	-	14.47	8/31/2009 *
	250,000	-	10.63	11/30/2009 *
	250,000	-	7.09	2/28/2010 *
	250,000	-	9.17	5/31/11
	250,000	-	12.53	8/31/11
	250,000	-	10.75	11/30/11
	250,000	-	12.63	2/28/12
	250,000	-	13.03	5/31/12
	250,000	-	11.84	8/31/12
	250,000	-	10.08	11/30/12
	250,000	-	13.13	2/28/13
	250,000	-	14.94	5/31/13
	250,000	-	21.47	8/31/13
	125,000	-	22.81	11/30/13
Thomas J. Benson	56,883	-	21.21	8/22/13
	3,375	4,125 (3)	18.00	11/25/15
	750	6,750 (3)	26.14	5/15/17
	-	5,000 (3)	22.46	8/19/18
Vincent D. Carson	10,000	-	10.71	11/1/11
	5,000	-	14.02	11/1/12
	5,000	-	23.38	12/1/13
	1,800	2,200 (4)	18.00	11/25/15
	-	7,500 (4)	22.46	8/19/18

* Exercised after February 28, 2009

(1)	All options listed in this table have a ten year term from the date of grant.

(2)

Mr. Rubin’s stock options are 100% vested. During fiscal 2009, options to purchase 1,000,000 shares of Common Stock expired unexercised. On May 14, 2009, Mr. Rubin exercised options to purchase an aggregate of 1,000,000 shares of Common Stock.

(3)	Mr. Benson’s options were granted with original vesting terms over a five year period at the graduated rate per year of 10%, 15%, 20%, 25%, and 30%.

(4)	Mr. Carson’s options were granted with original vesting terms over a five year period at the graduated rate per year of 10%, 15%, 20%, 25%, and 30%.

No options were exercised by our named executive officers during the fiscal year ended February 28, 2009.

EMPLOYMENT CONTRACT FOR CHAIRMAN OF THE BOARD,

 CHIEF EXECUTIVE OFFICER AND PRESIDENT

Mr. Rubin serves as the Company’s chief executive officer pursuant to an employment agreement pursuant to which Mr. Rubin receives an annual base salary of $600,000 and is eligible to receive an annual cash bonus payable in accordance with the Bonus Plan. The term of Mr. Rubin’s employment agreement is three years and automatically renews daily for a three year term.

The annual cash bonus under the Bonus Plan to Mr. Rubin is payable based on the earnings achieved by the Company in any applicable fiscal year according to the following scale:

Amount Of Bonus Payable	Amount Of ECO Achieved By
As A Percent Of ECO	The Company In The Applicable Fiscal Year
5%	$ - 0 -	to	$ 30,000,000
6%	$ 30,000,001	to	$ 40,000,000
7%	$ 40,000,001	to	$ 50,000,000
8%	$ 50,000,001	to	$ 60,000,000
9%	$ 60,000,001	to	$ 70,000,000
10%	$ 70,000,001	or more

For the purposes of the bonus calculation, “earnings” means the sum of the consolidated earnings from continuing operations (“ECO”) before giving effect to Mr. Rubin’s bonus and all income taxes of the Company and its subsidiaries, minus extraordinary income, plus extraordinary expenses, minus capital gains, and plus capital losses. All components of the calculation are required to be determined in accordance with accounting principles generally accepted in the United States. The base salary paid to Mr. Rubin in the fiscal year then reduces the amount of the incentive bonus calculated above. Mr. Rubin’s incentive bonus for any fiscal year cannot exceed $15,000,000.  For fiscal 2009, “earnings” was a loss of $51,465,000 and was based on earnings (loss) before income taxes in the Company’s statement of operations for the fiscal year ended February 28, 2009.  Because the Company experienced a loss for fiscal 2009, Mr. Rubin was not entitled to and did not receive an annual cash bonus under the terms of the Bonus Plan.

Shareholder approval of the material terms of the Bonus Plan permits the Company to deduct, for federal income tax purposes, certain performance-based compensation over $1,000,000 paid to the chief executive officer and certain other named executive officers under the Bonus Plan. The material terms of the pre-established performance goals for the awards under the Bonus Plan must be approved by the shareholders every five years in order to permit the Company to continue to deduct fully for tax purposes the incentive awards paid under the Bonus Plan.  At the Company’s 2008 annual general meeting of shareholders on August 19, 2008, the Company’s shareholders approved the terms of the performance goals under the Bonus Plan.  The Company’s shareholders also approved amendments to the Bonus Plan to correct certain clerical errors and to clarify the timing of payments under the Bonus Plan in compliance with the requirements of Section 409A of the Code.  On December 30, 2008, the Company’s Compensation Committee approved and the Company and Mr. Rubin executed an amendment to Mr. Rubin’s employment agreement, effective as of December 30, 2008.  The intent of the amendment was to make the provisions of Mr. Rubin’s employment agreement comply with the applicable requirements of Sections 409A and 457A of the Internal Revenue Code of 1986, as amended.

Under the terms of his employment agreement, Mr. Rubin is entitled to receive immediately vested options to purchase 125,000 shares of Common Stock on the last business day of each of the Company’s fiscal quarters (or options to purchase a total of 500,000 shares of Common Stock each year), subject to sufficient availability for such grants under the Company’s equity compensation plans.  In the event there are not a sufficient number of shares under the stock option plans to cause the grant of stock options to Mr. Rubin, the Company agreed to use its reasonable efforts to cause the Company’s shareholders to approve additional shares of Common Stock to be subject to such stock option plans to enable such grants. In the event the Company’s shareholders do not approve additional shares to be issued under such stock option plans, the Company is not obligated to Mr. Rubin to grant such options.   Currently, Mr. Rubin is not eligible to participate in the 2008 Stock Plan or any other equity plans of the Company.  Mr. Rubin has not received any grants of stock options or other equity awards since 2003.

At the 2008 annual general meeting of shareholders, the Company’s shareholders approved the 2008 Stock Plan.  For more information about the 2008 Stock Plan, see “Executive Compensation – Equity Compensation Plan Information.” At the Annual Meeting, a proposal to amend the 2008 Stock Plan is being submitted to the Company’s shareholders to allow Mr. Rubin to participate in the 2008 Stock Plan, to increase the number of shares of Common Stock available for grant and, of those shares, the number of shares available for grants of incentive stock options under the 2008 Stock Plan from 750,000 to 3,750,000, and to increase the maximum number of shares that may be awarded to a participant under the 2008 Stock Plan during a calendar year from 250,000 to 500,000.   The Company is submitting the amendment to the 2008 Stock Plan to its shareholders in order to comply with the Company’s obligations under Mr. Rubin’s employment agreement, which requires the Company to use its reasonable efforts to cause the Company’s shareholders to approve additional shares of Common Stock in the event there are not a sufficient number of shares under the Company’s equity plans to grant stock options to Mr. Rubin pursuant to his employment agreement.  For further details regarding the proposed amendment to the 2008 Stock Plan, see “Compensation Discussion and Analysis - Long Term Equity Compensation for Our Other Named Executive Officers” and “Proposal 2:  To Approve Amendments to the Helen of Troy Limited 2008 Stock Incentive Plan.”  For more information regarding the 2008 Stock Plan, see “Executive Compensation — Equity Compensation Plan Information.”

The Company provides Mr. Rubin with certain perquisites and other personal benefits. The Company is required to provide most of these benefits pursuant to the terms of Mr. Rubin’s employment agreement. The perquisites provided to Mr. Rubin according to his employment agreement include the following:

•                  Automobile. The Company provides Mr. Rubin with an automobile. All expenses of operating, maintaining, and insuring the automobile are paid by the Company. Mr. Rubin is also entitled to have a driver at the Company’s expense, but in fiscal 2009 he did not request this perquisite.

•                  Legal Assistance, Financial Planning, and Tax Return Preparation. The Company has agreed to pay for, or reimburse Mr. Rubin for, up to $10,000 per year for expenses incurred in connection with his obtaining routine legal assistance, financial planning and tax return preparation. In fiscal 2009, Mr. Rubin was reimbursed for $10,000 in legal fees.

•                  Medical Care Reimbursement. Mr. Rubin is entitled to reimbursement for medical care for himself and his wife, to the extent those expenses are not reimbursed by insurance. In fiscal 2009, Mr. Rubin did not request this perquisite.

•                  Disability Insurance. The Company has historically provided Mr. Rubin with an individual disability insurance policy that provided for a 360 day waiting period from the date on which Mr. Rubin may have become disabled, and would have paid a monthly benefit of $l4,038 until age 65.  As long as Mr. Rubin remained employed by the Company and was paid the full compensation specified in his employment agreement, any disability benefits payable to him under this policy had to be endorsed over to the Company.  In May 2009, this policy expired.  Since Mr. Rubin reached age 65 during fiscal 2009, the Company will no longer purchase supplemental disability insurance.  Mr. Rubin is also covered by our group disability insurance policy, which is generally available to all our employees.

•                  Life Insurance. Prior to fiscal 2002, the Company paid premiums on an executive universal life insurance policy on the life of Mr. Rubin in the initial insured amount of $5,000,000. In June 2000, the Company and Mr. Rubin entered into a split-dollar agreement, pursuant to which the Company is entitled to reimbursement for all premiums it has paid on the policy out of any death benefits paid on the life of Mr. Rubin. No premiums have been paid on the policy since fiscal 2002. As of February 28, 2009, the total aggregate death benefit under the policy was $5,156,934, the aggregate cash surrender value of the policy was $156,934, and the aggregate premiums paid by the Company since inception of the policy was $922,774.

Prior to July 2003, the Company also had paid premiums for survivorship life insurance policies on the lives of Mr. and Mrs. Rubin in the initial aggregate insured amount of $29,000,000. The Company and a trust established for the benefit of Mr. and Mrs. Rubin, which was the owner of the life insurance policies (the “Trust”), entered into a split dollar insurance agreement in March 1994 whereby the Trust agreed to repay the Company all of the premiums paid under the policies from the proceeds of the policies. The Trust owned the policies and collaterally assigned the proceeds from these policies as collateral for the obligation to repay the aggregate premiums paid by the Company under these policies. In July 2003, the Trust and the Company entered into a split dollar life insurance agreement under which the Trust transferred ownership of the policies to the Company. Upon the death of the second to die of Mr. and Mrs. Rubin, the Company will receive the cash surrender value of the policies, and the Trust will receive the balance of the proceeds. The Company will also be entitled to the cash surrender value of the policies if the policies are cancelled. The Board of Directors decides annually whether to pay annual premiums of up to $360,417 on the policies.  During fiscal 2009, the Board of Directors decided to make payments of $360,417 toward the next year’s premiums. As of February 28, 2009, the total aggregate death benefit of the policies was $33,405,396, the aggregate cash surrender value of the policies was $7,015,534, and the aggregate premiums paid by the Company since inception of the policies was $5,702,169.

The Company also provides other benefits to Mr. Rubin, such as a 401(k) plan, group medical, group life and group dental insurance, as well as vacation and paid holidays. These benefits are available to all our employees, including each named executive officer, and we believe they are comparable to those provided at other companies.

Mr. Rubin’s employment agreement provides that the Company must pay or reimburse Mr. Rubin for reasonable travel and other expenses incurred by him in performing his obligations under his employment agreement, including travel expenses incurred by his spouse if she travels with him while he performs his obligations under the employment agreement.  Under the employment agreement, the Company will also reimburse Mr. Rubin for any taxes incurred by him with respect to these payments.

If Mr. Rubin’s employment with the Company is terminated by an occurrence other than death, disability, voluntary termination or for cause, he will receive the following:

•                  payments, each in an amount equal to his monthly rate of basic compensation, that would otherwise have been payable to him if he had continued in the employ of the Company until the employment contract would have expired but for said occurrence; and

•                  payments, payable annually after the close of each of the next three fiscal years of the Company, each in an amount equal to the highest annual incentive compensation and bonus award made to Mr. Rubin with respect to the Company’s most recent three fiscal years ending prior to the date of termination.

If any of these payments are payable during the six month period following Mr. Rubin’s separation from service then that amount will be paid in a single lump sum payment on the earlier to occur of Mr. Rubin’s death or the first day of the seventh month following Mr. Rubin’s separation from service.

His employment agreement was amended in April 2005 to provide that upon termination in no event will the severance payments to Mr. Rubin exceed 2.99 times his base amount, as defined in Section 280G of the Code.

Under Mr. Rubin’s employment agreement, if Mr. Rubin’s employment is terminated by an occurrence other than by death, disability, voluntary termination or cause, Mr. Rubin will also receive: (1) all amounts earned, accrued or owing but not yet paid to him, (2) immediate vesting of all options granted to him, (3) removal of all restrictions on restricted stock awarded to him and immediate vesting of the rights to such stock, if any, (4) medical benefits for him and his wife for life and (5) paid premiums of his life insurance policies, as required under his employment agreement.  At June 28, 2009, Mr. Rubin did not own any restricted stock or options that were not already vested. Mr. Rubin will also continue to participate in all employee benefits plans, programs or arrangements available to Company executives in which he was participating on the date of termination until the date the employment agreement would have expired but for said occurrence or, if earlier, until he receives equivalent benefits and coverage by another employer.

Under the terms of  Mr. Rubin’s employment agreement, Mr. Rubin may elect to terminate his employment within six months of a change of control (as defined in the employment agreement).  In the event that Mr. Rubin elects to terminate his employment in that circumstance, he will be entitled to receive the same payments as he would have been entitled to receive had his employment terminated by an occurrence other than by death, disability, voluntary termination or cause in accordance with the same payment terms.

EQUITY COMPENSATION PLAN INFORMATION

Stock Option and Restricted Stock Plans

1998 Stock Option and Restricted Stock Plan

The 1998 Stock Option and Restricted Stock Plan (the “1998 Plan”) was approved by the Company’s shareholders at the 1998 annual general meeting.  The purpose of the 1998 Plan is (1) to offer selected employees of the Company or its subsidiaries an equity ownership interest in the financial success of the Company, (2) to provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility and (3) to encourage equity participation in the Company by eligible participants.  The Compensation Committee and the Board of Directors believe that the executive officers and key employees of the Company should be rewarded for earnings performance that may result from their efforts and believes this is best accomplished by awarding equity compensation to these individuals.  Since August 2005, Mr. Rubin has not been eligible to receive grants under the 1998 Plan. The 1998 Plan expired by its own terms on August 25, 2008.

The Compensation Committee administers the 1998 Plan. Under the 1998 Plan, the Compensation Committee could grant incentive stock options, non-qualified options and restricted stock to our named executive officers, other than our chief executive officer, and to other employees.  The number and the nature of equity awards granted to each eligible employee were determined on a discretionary rather than formula basis by the Compensation Committee with the recommendation of the chief executive officer.  The exercise price for any option granted under the 1998 Plan was at a price that the committee may determine, but could not be less than the average of the highest and lowest sale price of our Common Stock on NASDAQ on the date of the grant.  Any award granted under the 1998 Plan is exercisable or vests at such times, under such conditions and in such amounts and during such period or periods as the Compensation Committee determines on the date the award is granted.

During fiscal 2009, stock option grants for 250,000 shares at an average exercise price of $22.46 were awarded to employees under the 1998 Plan. Recipients of stock option awards may exercise their options at any time after they vest and before they expire, except that no awards may be exercised after ten years from the date of grant. Awards are generally not transferable by the recipient during the recipient’s life.  Awards granted under the plan were evidenced by either an agreement that was signed by us and the recipient or a confirming memorandum issued by us to the recipient setting forth the terms and conditions of the awards. Award recipients and beneficiaries of award recipients have no right, title or interest in or to any shares subject to any award or to any rights as a shareholder, unless and until shares are actually issued to the recipient.

According to the terms of the 1998 Plan, any unvested options immediately vest upon death, disability or a change in control (as defined in the 1998 Plan) of the Company. In addition, if a participant’s employment with the Company is terminated, any exercisable options held by that employee may be exercised for a period of:

•	for both incentive stock options (“ISOs”) and nonstatutory options (“NSOs”), up to twelve months if the termination of employment was due to the employee’s death or disability;

•	for ISO’s, up to ninety days, where the employee is terminated without cause;

•	for NSO’s, up to six months, where the employee is terminated without cause; or

•	up to thirty days, if the termination of employment was for any other reason.

The 1998 Plan requires participants to comply with specified confidentiality and non-competition provisions.  If the participant violates these provisions, then the participant may be required to forfeit his or her rights and benefits under the 1998 Plan, return to the Company any unexercised options, forfeit the rights under any awards of restricted stock and return any shares held by the participant received upon exercise of any option or the lapse of restrictions relating to restricted stock.

2008 Stock Plan

The Company’s shareholders approved the 2008 Stock Plan at the 2008 annual general meeting of shareholders. The purpose of the 2008 Stock Plan is to (1) aid the Company and its subsidiaries and affiliates in attracting, securing and retaining employees of outstanding ability, (2) attract consultants to provide services to the Company and its subsidiaries and affiliates, as needed, and (3) motivate such persons to exert their best efforts on behalf of the Company and its subsidiaries and its affiliates by providing incentives through the granting of awards.

The 2008 Stock Plan is administered by the Compensation Committee of the Board of Directors.  The 2008 Stock Plan permits the granting of stock options, including incentive stock options and non-qualified stock options, unrestricted shares of Common Stock, stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock-based awards.  Currently, the maximum number of shares reserved for issuance under the 2008 Stock Plan is 750,000 shares and the maximum number of shares with respect to which awards of any and all types may be granted during a calendar year to any participant is limited, in the aggregate, to 250,000 shares. As of June 28, 2009, options to purchase 288,350 shares have been awarded under the 2008 Stock Plan.  The plan will expire by its terms on August 19, 2018. The 2008 Stock Plan provides that if the chief executive officer of the Company is a member of the Board of Directors, the Board of Directors may, upon recommendation of the Compensation Committee, authorize him or her to grant awards of up to an aggregate of 350,000 shares of Common Stock (subject to adjustment in certain circumstances), provided that any such grants will be subject to the terms and conditions of the Board authorization and that the chief executive officer must notify the Compensation Committee of any such grants.

Currently, employees of the Company, its subsidiaries and affiliates (excluding Gerald J. Rubin, the Company’s Chairman of the Board, Chief Executive Officer and President) and consultants to the Company and its subsidiaries, are eligible to participate in the 2008 Stock Plan.  As of June 28, 2009, the Company, its subsidiaries and affiliates, had approximately 890 employees that are eligible to receive awards under the 2008 Stock Plan, and approximately 155 have received awards.

The 2008 Stock Plan provides that the option price pursuant to which Common Stock may be purchased will be determined by the Compensation Committee, but will not be less than the fair market value of the Common Stock on the date the option is granted.  No option granted under the 2008 Stock Plan will be exercisable more than 10 years after the date of grant. If a participant’s service terminates by reason of death or Disability (as defined in the 2008 Stock Plan), to the extent the participant was entitled to exercise the option on the date of death or Disability, the option may be exercised within one year after the date of death or Disability. If a participant’s service with the Company terminates for any reason (other than death or Disability), each option then held by the participant may be exercised within 90 days after the date of such termination, but only to the extent such option was exercisable at the time of termination of service. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested options held by a participant if the participant is terminated without “cause” (as determined by the Compensation Committee) by the Company.

The 2008 Stock Plan also provides for certain terms and conditions pursuant to which restricted stock and restricted stock units may be granted under the 2008 Stock Plan. The vesting of a restricted stock award or restricted stock unit granted under the 2008 Stock Plan may be conditioned upon the completion of a specified period of employment with the Company or a subsidiary, upon attainment of specified performance goals, and/or upon such other criteria as the Compensation Committee may determine in its sole discretion. If a participant’s service is terminated for any reason, the participant will only be entitled to the restricted stock or restricted stock units vested at the time of such termination of service. The participant’s unvested restricted stock and restricted stock units will be forfeited. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested restricted stock or restricted stock units held by a participant if the participant is terminated without “cause” (as determined by the Compensation Committee) by the Company.

The terms and conditions of other stock-based awards will be determined by the Compensation Committee. Other stock-based awards may be granted in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Code (“Performance-Based Awards”). Performance-Based Awards are rights to receive amounts denominated in cash or shares of Common Stock, based on the Company’s or a participant’s performance between the date of grant and a pre-established future date. The 2008 Stock Plan provides that the maximum amount of a performance-based award to any Covered Employee (as defined in the 2008 Stock Plan) for any fiscal year of the Company will be $1,000,000.

In the event of a Change of Control (as defined in the 2008 Stock Plan), (1) the participating employees will have the right to exercise or settle from and after the date of the Change of Control any option, SAR or restricted stock unit held by such participating employee in whole or in part, notwithstanding that such option, SAR or restricted stock unit may not be fully exercisable or vested, and (2) any and all restrictions on any participating employee’s other stock-based award will lapse and such stock will immediately vest in the participating employee, notwithstanding that the other stock-based award was unvested.

At the Annual Meeting, a proposal to amend the 2008 Stock Plan is being submitted to the Company’s shareholders to allow Mr. Rubin to participate in the 2008 Stock Plan, to increase the number of shares of Common Stock available for grant and, of those shares, the number of shares available for grants of ISOs under the 2008 Stock Plan from 750,000 to 3,750,000, and to increase the maximum number of shares that may be awarded to a participant under the 2008 Stock Plan during a calendar year from 250,000 to 500,000 (the “Amendment”).   The Company is submitting the Amendment to the shareholders to comply with the Company’s obligations under Mr. Rubin’s employment agreement, which requires the Company to use its reasonable efforts to cause the Company’s shareholders to approve additional shares of Common Stock in the event there are not a sufficient number of shares under the Company’s equity plans to grant stock options to Mr. Rubin pursuant to his employment agreement.  If the Amendment is approved by our shareholders, all of our employees, including Mr. Rubin, would be eligible to participate in the 2008 Stock Plan.

Employee Stock Purchase Plans

Prior to fiscal 2009, selected employees participated in the 1998 Employee Stock Purchase Plan, which expired by its terms on July 17, 2008.  On August 19, 2008, at the 2008 annual general meeting, the shareholders approved the Helen of Troy Limited 2008 Employee Stock Purchase Plan (the “2008 ESPP”) and reserved 350,000 shares of Common Stock for issuance under the plan.  It is the intention of the Company that the 2008 ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code.

The purpose of the 2008 ESPP is to provide employees of the Company or its subsidiaries designated by the Board of Directors or the Committee (defined below) (“Designated Subsidiaries”) as eligible to participate in the 2008 ESPP an opportunity to purchase shares of Common Stock and thereby have an additional incentive to contribute to the prosperity of the Company. The aggregate number of shares of Common Stock that may be sold pursuant to all offerings of the Company’s Common Stock under the 2008 ESPP will not exceed 350,000 shares, as adjusted for any recapitalization or reorganization of the Company as set forth in the 2008 ESPP.  The 2008 ESPP provides that eligible full-time employees of the Company or its Designated Subsidiaries may purchase shares of Common Stock with payroll deductions accumulated on behalf of such employee.   Employees may authorize payroll deductions of up to 15% of their compensation, which is accumulated over an option period and then used to purchase Common Stock.  Option periods end in February and August of each fiscal year.   The purchase price is 85% of the closing sale price of the Common Stock on NASDAQ on either the first day or last day of each option period, whichever is less.  Employees may suspend or discontinue their participation in the plan at any time.

At June 28, 2009, the Company had approximately 665 full-time employees eligible to participate in the 2008 ESPP and approximately 75 employees have participated or have elected to participate in the plan.

The following table summarizes certain equity compensation plan information as of February 28, 2009:

Equity Compensation Plan Information

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants, and rights	warrants, and rights	the first column) (1)
Equity compensation plans approved by
security holders	4,835,576	$ 15.37	1,259,518

(1)

Includes 334,518 shares authorized and available for issuance in connection with the 2008 ESPP, 750,000 shares authorized and available for issuance under the 2008 Stock Plan and 175,000 shares authorized and available for issuance under 2008 Directors’ Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The information below describes certain compensation that would be paid under Mr. Rubin’s employment agreement in the event of a termination of his employment with the Company and/or change in control of the Company. The amounts shown in the table below assume that such a termination of employment and/or change in control occurred on February 28, 2009 and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to Mr. Rubin upon his termination and/or a change in control (based upon his compensation and service levels as of such date).  The actual amounts to be paid out can only be determined at the time of a change in control and/or termination of employment with the Company.  For further information regarding the terms of Mr. Rubin’s employment agreement, see “Employment Contract for Chairman of the Board, Chief Executive Officer and President.”

Chief Executive Officer - Gerald J. Rubin

Triggering Event	Compensation Component		How Paid	Payout($)

Death	•	Any accrued payroll to date of death (1)	Lump Sum	-

	•	Any accrued incentive compensation prorated to date of death (2)	Lump Sum	-

	•	Medical benefits for Mr. Rubin’s Spouse for her life (3)	Over Time	275,189

		Total		275,189

Disability (7)	•	Any accrued payroll to date of termination (1)	Lump Sum	-

	•	Any accrued incentive compensation prorated to date of termination (2)	Lump Sum	-

	•	Company payment of premiums on $5,000,000 life insurance policy (4)	Over Time	503,905

	•	Medical benefits for Mr. Rubin and his spouse for life (5)	Over Time	428,522

	•	Continued participation in employee benefit plans in which Mr. Rubin was participating through the end of the fiscal year of termination (6)
			Over Time	-

		Total		932,427

Termination With Cause (7)	•	Any accrued payroll to date of termination (1)	Lump Sum	-

	•	Any accrued incentive compensation prorated to date of termination (2)	Lump Sum	-

		Total		-

Voluntary Termination (7)	•	Any accrued payroll to date of termination (1)	Lump Sum	-

	•	Any accrued incentive compensation prorated to date of termination (2)	Lump Sum	-

	•	Medical benefits for Mr. Rubin and his spouse for life (5)	Over Time	428,522

		Total		428,522

Change in Control, Termination Without Cause by the Company or For Good Reason by Mr. Rubin (7)	•	Three years of annual base salary	Over Time	1,800,000
	•

Three years of annual incentive compensation and cash bonuses, as computed per existing agreement, in an amount equal to the highest annual incentive compensation and cash bonus paid in the latest three fiscal years prior to termination.

			Over Time	15,162,702

	•	Any accrued payroll to date of termination (1)	Lump Sum	-

	•	Any accrued incentive compensation prorated to date of termination (2)	Lump Sum	-

	•	Company payment of premiums on $5,000,000 life insurance policy (4)	Over Time	503,905

	•	Medical benefits for Mr. Rubin and his spouse for life (5)	Over Time	428,522

	•

Continued participation in employee benefit plans in which Mr. Rubin was participating through the earlier of three years from the date of termination, or on the date he receives equivalent benefits under similar plans provided by a subsequent employer (6)

			Over Time	-

		Total		17,895,129

(1)          Accrued wages due were estimated using actual amounts that would have been payable had termination occurred at February 28, 2009.

(2)          Accrued incentive compensation due used actual amounts that would have been payable had termination occurred at February 28, 2009.   No amount was due for fiscal 2009 as a result of the Company incurring a net loss during the year.  Cash bonuses, when due, are normally paid in May of the following fiscal year.

(3)          Medical benefits for Mr. Rubin’s wife were estimated using the actuarial present value of the accumulated cost of medical insurance premiums plus an estimate of expenses not covered by insurance (estimated as the projected value of deductibles and insurance co-payments the insured would normally be responsible for).  Key assumptions used in this computation were:

•      Current annual premium cost (one individual) – $6,250

•      Additional medical payments not covered by insurance, including deductibles and co-payments – $3,500

•      Expected annual medical insurance cost inflation – 8.0%

•      Mortality of the executive’s wife  – 20.8 years from the date of termination

•      Risk free discount rate  – 5.00%

(4)          Life insurance benefits were estimated using the present value of the accumulated cost of the insurance premiums payable under the policy.  Key assumptions used in this computation were:

•      Annual fixed premium cost – $43,431

•      Expected number of years of insurance premium payments –  17.2 years from date of termination

•      Risk free discount rate  – 5.00%

(5)          Medical benefits for Mr. Rubin and his wife were estimated using the actuarial present value of the accumulated cost of medical insurance premiums plus an estimate of expenses not covered by insurance (estimated as the projected value of deductibles and insurance co-payments the insured would normally be responsible for).  Key assumptions used in this computation were:

•      Current annual premium cost (two individuals) – $9,688

•      Current annual premium cost (one individual) – $6,250

•      Expected annual medical insurance cost inflation – 8.0%

•      Additional medical payments for each individual which was not covered by insurance, including deductibles - $3,500

•      Mortality of the executive – 17.2 years from the date of termination

•      Mortality of the executive’s wife – 20.8 years from the date of termination

•      Risk free discount rate – 5.00%

(6)  Through December 31, 2008, the Company paid matching contributions on employee 401(k) contributions.  Due to Company performance and economic conditions, the Company indefinitely suspended its matching contributions for all employee 401(k) contributions made after December 31, 2008.  Accordingly, at February 28, 2009, there were no benefits the Company would be liable for in the event of a termination or change in control.

(7)  The terms “Disability,” “Termination With Cause,” “Termination Without Cause,” “Good Reason,” “Voluntary Termination,” and “Change in Control,” have the same meanings as defined in Mr. Rubin’s employment agreement and its associated amendments.

Other Named Executive Officers

Stock options granted to the other named executive officers are subject to the terms of the 1998 Plan for grants issued before August 25, 2008 and the 2008 Stock Plan which governs grants made after August 25, 2008.  Under both plans, any unvested options immediately vest upon a change in control of the Company (as defined under each plan). In addition, if an option holder’s employment with the Company is terminated due to his death or disability, all of his options will immediately vest and will remain exercisable for one year after such termination.  If an option holder’s employment is terminated voluntarily or with cause, all of his options that are exercisable as of the date of termination will remain exercisable for thirty days for the 1998 Plan and ninety days for the 2008 Stock Plan.  Under the 1998 Plan, if an option holder’s employment is terminated without cause, all of his options that are exercisable as of the date of termination will remain exercisable for ninety days, if incentive stock options (“ISOs”), or six months, if nonstatutory options (“NSOs”).  Under the 2008 Stock Plan, if an option holder’s employment is terminated without cause, all of his options that are exercisable as of the date of termination will remain exercisable for ninety days, regardless of whether ISOs or NSOs.

If Mr. Benson or Mr. Carson died or suffered a disability or the Company experienced a change in control on February 28, 2009, they would not receive any benefit by reason of the immediate vesting of their options as the exercise prices of their unvested options exceeded the market price per share of the Company’s common stock on February 28, 2009 of $10.04.

CERTAIN RELATIONSHIPS - RELATED PERSON TRANSACTIONS

Procedures for the Approval of Related Person Transactions

The Audit Committee Charter provides that the Audit Committee has the authority to establish, and communicate to the full board and management, policies that restrict the Company and its affiliates from entering into related person transactions without the Audit Committee’s prior review and approval. In accordance with these policies, the Audit Committee on a timely basis reviews and, if appropriate, approves all related person transactions.

At any time in which an executive officer, Director or nominee for Director becomes aware of any contemplated or existing transaction that, in that person’s judgment may be a related person transaction, the executive officer, Director or nominee for Director is expected to notify the Chairman of the Audit Committee of the transaction.  Generally, the Chairman of the Audit Committee reviews any reported transaction and may consult with outside legal counsel regarding whether the transaction is, in fact, a related person transaction requiring approval by the Audit Committee.  If the transaction is considered to be a related person transaction, then the Audit Committee will review the transaction at its next scheduled meeting or at a special meeting of the committee.

Related Person Transactions

Byron H. Rubin, a member of the Company’s Board of Directors, earns insurance agent’s commissions paid by certain of our insurers directly to him in connection with certain life insurance policies. During fiscal 2009, he received commissions of approximately $7,500 from policies sold to the Company. This transaction has been reviewed, approved and ratified by the Company’s Audit Committee.

Prior to July 2003, the Company had paid premiums for survivorship life insurance policies on the lives of Mr. Gerald J. Rubin and Mrs. Stanlee N. Rubin in the initial aggregate insured amount of $29,000,000.  The Company and a trust established for the benefit of Mr. and Mrs. Rubin, which was the owner of the life insurance policies (the “Trust”), entered into a split dollar insurance agreement in March 1994 whereby the Trust agreed to repay the Company all of the premiums paid under the policies from the proceeds of the policies. The Trust owned the policies and collaterally assigned the proceeds from these policies as collateral for the obligation to repay the aggregate premiums paid by the Company under these policies.  In July 2003, the Trust and the Company entered into a split dollar life insurance agreement under which the Trust transferred ownership of the policies to the Company.  The Company agreed to pay annual premiums of up to $360,417 on the policies, and upon the death of the second to die of Mr. and Mrs. Rubin, the Company shall receive the cash surrender value of the policies, and the Trust shall receive the balance of the proceeds.  The Company will also be entitled to the cash surrender value of the policies if the policies are cancelled.  The Board of Directors decides annually whether to pay annual premiums of up to $360,417 on the policies.  During fiscal 2009, the Board of Directors approved $360,417 of policy premiums for payment. As of February 28, 2009, the total aggregate death benefit of the policies was $33,405,396, the aggregate cash surrender value of the policies was $7,015,534, and the aggregate premiums paid by the Company since inception of the policies was $5,702,169.

Through fiscal 2002, the Company paid premiums on an executive universal life insurance policy on the life of Gerald J. Rubin in the initial insured amount of $5,000,000.  Under the split dollar agreement for this policy, entered into in June 2000, the Company is entitled to reimbursement for all premium payments it has made on the policy out of any death benefits paid on the life of Gerald J. Rubin. No premiums have been paid on the policy since fiscal 2002.  As of February 28, 2009, the total aggregate death benefit of the policies was $5,156,934, the aggregate cash surrender value of the policies was $156,934, and the aggregate premiums paid by the Company since inception of the policies was $922,774.

REPORT OF THE AUDIT COMMITTEE

Composition.     The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) is composed of three directors: Adolpho R. Telles, Gary B. Abromovitz and John B. Butterworth. Each member of the Audit Committee meets the independence and financial experience requirements under both SEC and NASDAQ rules. In addition, the Board has determined that Adolpho R. Telles is an “audit committee financial expert” as defined by SEC rules.

Responsibilities.    The Audit Committee operates under a written charter that has been adopted by the Board. The charter is reviewed annually for changes, as appropriate.

The Audit Committee is responsible for oversight, on behalf of the Board of Directors, of:

•                                    The Company’s auditing, accounting and financial reporting processes, and the integrity of its financial statements;

•                                    The audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s auditor and independent registered public accounting firm;

•                                    The Company’s compliance with legal and regulatory requirements; and

•                                    The staffing and ongoing operation of the Company’s internal audit function.

The Company’s management is responsible for: (a) maintaining the Company’s books of account and preparing periodic financial statements based thereon; and (b) maintaining the system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s consolidated annual financial statements.

The Audit Committee’s function is one of oversight only and does not relieve management of its responsibilities for preparing financial statements that accurately and fairly present the Company’s financial results and condition, nor the independent registered public accounting firm of their responsibilities relating to the audit or review of the financial statements.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by the Company’s auditor and independent registered public accounting firm. Pre-approved services include audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year related to a particular defined task or scope of work and subject to a specific budget. In other cases, the chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the chairman then communicates such pre-approvals to the full Audit Committee for ratification. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. The Company obtains these services from other service providers as needed.

Review with Management and Independent Registered Public Accounting Firm.    In this context, the Audit Committee hereby reports as follows:

1.  The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the 2009 fiscal year.

2.  The Audit Committee has discussed with the auditor and independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), as amended, modified or superseded.

3.  The Audit Committee has received from the auditor and independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has held discussions regarding independence with its auditor and independent registered public accounting firm.

Based on the review and discussions referred to in paragraphs 1-3 above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2009 for filing with the SEC.

Members of the Audit Committee:

Adolpho R. Telles (Chairman)

Gary B. Abromovitz

John B. Butterworth

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT AND OTHER FEES PAID TO OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRMS

The following table presents fees for professional audit services rendered by Grant Thornton LLP for the audit of the Company’s annual financial statements for fiscal years ended 2009 and 2008, and fees billed for other services rendered by Grant Thornton LLP during those periods.

Type of Fee	2009	2008
Audit Fees	$899,400	$752,300

Audit-Related Fees	-	-

Tax Fees	13,100	28,700

All Other Fees	22,700	-
Total	$935,200	$781,000

Audit Fees: Consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including services in connection with assisting the Company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consist of fees billed by our independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, due diligence, accounting consultations concerning financial accounting and reporting standards, and other similar services which have not been reported as audit fees.

Tax Fees: Consist of tax compliance/preparation fees by our independent registered public accounting firm to the Company for professional services and assistance to the Company’s in-house tax departments related to federal, state and international tax compliance.

All Other Fees: Consist of fees billed by our independent registered public accounting firm to the Company for other permissible work for services not included in the first three categories.   The Company intends to minimize services in this category.   These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in our independent registered public accounting firm’s core work, which is the audit of the Company’s consolidated financial statements.

The Audit Committee pre-approved all of the services described above that were provided in fiscal years 2008 and 2009 in accordance with the pre-approval requirements of the Sarbanes-Oxley Act.  There were no services for which the de minimis exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable.

PROPOSAL 2:  TO APPROVE AMENDMENTS TO THE HELEN OF TROY LIMITED

2008 STOCK INCENTIVE PLAN

We are submitting to our shareholders this proposal to amend the Helen of Troy Limited 2008 Stock Incentive Plan (the “2008 Stock Plan”) (i) to allow Mr. Rubin to participate in the 2008 Stock Plan, (ii) to increase the number of shares of Common Stock available for grants under the 2008 Stock Plan from 750,000 to 3,750,000, (iii) to increase the number of shares available for grants of incentive stock options under the 2008 Stock Plan from 750,000 to 3,750,000, and (iv) to increase the maximum number of shares that may be awarded to a participant under the 2008 Stock Plan during a calendar year from 250,000 to 500,000 (the “Amendment”).  Presently, Mr. Rubin is not eligible to participate in the 2008 Stock Plan.  If the Amendment is approved by our shareholders, all of our employees, including Mr. Rubin, would be eligible to participate in the 2008 Stock Plan.  There are currently 750,000 shares of Common Stock subject to the 2008 Stock Plan, of which 288,350 shares of Common Stock were issued or currently subject to options at June 25, 2009.

We are proposing the Amendment to comply with our obligations under Mr. Rubin’s employment agreement, which requires the Company to use its reasonable efforts to cause the Company’s shareholders to approve additional shares of Common Stock in the event there are not a sufficient number of shares under the Company’s equity plans to grant stock options to Mr. Rubin pursuant to his employment agreement.  Under his employment agreement, Mr. Rubin is entitled to receive immediately vested options to purchase 125,000 shares of Common Stock on the last business day of each of our fiscal quarters (or options to purchase a total of 500,000 shares of Common Stock each year), subject to sufficient availability for such grants under our equity compensation plans.  See “Executive Compensation – Employment Contract for Chairman of the Board, Chief Executive Officer and President”.  Currently, Mr. Rubin is not eligible to participate in or receive option grants or other equity awards under any of our equity plans, including the 2008 Stock Plan.  On June 1, 2009, our Board of Directors, voted to adopt the Amendment to satisfy our obligation under the employment agreement and to submit the Amendment to the Company’s shareholders for their approval.

The text of the 2008 Stock Plan is attached hereto as Appendix A and is marked to reflect the changes proposed in the Amendment. The material features of the 2008 Stock Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 2008 Stock Plan.

General

The purpose of the 2008 Stock Plan is to (i) aid the Company and its subsidiaries and affiliates in attracting, securing and retaining employees of outstanding ability, (ii) attract consultants to provide services to the Company and its subsidiaries and affiliates, as needed, and (iii) motivate such persons to exert their best efforts on behalf of the Company and its subsidiaries and its affiliates by providing incentives through the granting of awards under the plan.  The 2008 Stock Plan permits the granting of any or all of the following types of awards:

•   stock options, including incentive stock options (“ISOs”) and non-qualified stock options;

•   stock appreciation rights (“SARs”);

•   restricted stock;

•   restricted stock units; and

•   other stock-based awards.

The 2008 Stock Plan currently provides that the maximum number of shares of Common Stock with respect to which awards may be granted is 750,000 shares (subject to adjustment in accordance with the provisions under the caption “Adjustments Upon Certain Events” below), whether pursuant to ISOs or otherwise. Presently, the 2008 Stock Plan also provides that the total number of shares of Common Stock that will be available for grants of ISOs is 750,000 shares and that the total number of shares of Common Stock that will be available for grants of unrestricted shares of Common Stock, restricted stock, restricted stock units or any other stock-based awards is 250,000 shares.  If the Company’s shareholders approve the Amendment, the maximum number of shares of Common Stock with respect to which awards may be granted and the maximum number of shares of Common Stock that will be available for grants of ISOs will each increase from 750,000 to 3,750,000 shares.

Presently, the maximum number of shares with respect to which awards of any and all types may be granted during a calendar year to any participant is limited, in the aggregate, to 250,000 shares (the “Individual Limit”). If the Company’s shareholders approve the Amendment, the Individual Limit will increase from 250,000 to 500,000 shares of  Common Stock.  Shares which are subject to awards which terminate, expire, are cancelled, exchanged, forfeited, lapse or are settled for cash may be utilized again with respect to awards granted under the 2008 Stock Plan. As of June 25, 2009, the closing price of the Common Stock was $16.43 per share.  If the Company’s shareholders approve the Amendment, the additional shares will be registered under the Securities Act of 1933, as amended, on Form S-8 as soon as practicable after the shareholder approval.

Grants and Future Benefits

On May 15, 2009, the Company awarded options to purchase an aggregate of 287,350 Common Shares at an exercise price of $18.80 per share to a group of its employees.  On that date, Mr. Benson and Mr. Carson were each granted options to purchase 5,000 shares of Common Stock.

If the Amendment is approved, in accordance with the terms of Mr. Rubin’s employment agreement, Mr. Rubin will be entitled to receive options to purchase 125,000 shares of Common Stock on the last business day of each of our fiscal quarters (or options to purchase a total of 500,000 shares of Common Stock each year), subject to sufficient availability for such grants under the 2008 Stock Plan and any of our other equity compensation plans.  All options granted to Mr. Rubin under his employment agreement are required to immediately vest at the date of grant.  Other than the options granted to Mr. Rubin as described above, the amounts that will be received by participants in the future under the 2008 Stock Plan are not yet determinable, as awards are at the discretion of the Compensation Committee.

Eligibility

Currently, employees of the Company, its subsidiaries and affiliates (excluding Gerald J. Rubin, the Company’s Chairman of the Board, Chief Executive Officer and President) and consultants to the Company and its subsidiaries, are eligible to participate in the 2008 Stock Plan. Mr. Rubin will be eligible to participate in the 2008 Stock Plan if the Amendment is approved by the Company’s shareholders.  As of June 25, 2009, the Company, its subsidiaries and affiliates, had approximately 890 employees that are eligible to receive awards under the 2008 Stock Plan, and approximately 155 have received awards.

Administration

The 2008 Stock Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to, among other things, select employees or consultants to whom awards are to be granted, to determine the number of options or other types of awards to be granted to such employees or consultants and to establish the terms and conditions of such awards. The Compensation Committee has the authority to interpret the 2008 Stock Plan, to establish, amend and rescind any rules and regulations relating to the 2008 Stock Plan, and to otherwise make any determination that it deems necessary or desirable for the administration of the 2008 Stock Plan. If necessary to satisfy the requirements of Rule 16b-3 of the Exchange Act and/or Section 162(m) of the Code, members of the Compensation Committee must be “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code. The 2008 Stock Plan provides that if the chief executive officer of the Company is a member of the Board of Directors, the Board of Directors may, upon recommendation of the Compensation Committee, authorize him or her to grant awards of up to an aggregate of 350,000 shares of Common Stock (subject to adjustment in accordance with the provisions under the caption “Adjustments Upon Certain Events” below) in each calendar year to participants who are not subject to the rules promulgated under Section 16 of the Exchange Act or Covered Employees (as defined in the 2008 Stock Plan), provided that any such grants will be subject to the terms and conditions of the Board authorization and that the chief executive officer must notify the Compensation Committee of any such grants.

Notwithstanding the foregoing, a Repricing (as defined below) is prohibited without prior shareholder approval, provided, however, that the Compensation Committee may: (1) authorize the Company, with the consent of the respective participating employee, to issue new awards in exchange for the surrender and cancellation of any or all outstanding awards or (2) buy from a participating employee an award previously granted with payment in cash, shares of Common Stock (including restricted stock) or other consideration, based on such terms and conditions as the Committee and the participating employee may agree.  For purposes of the 2008 Stock Plan, “Repricing” means any of the following or any other action that has the same purpose and effect: (1) lowering the exercise price of an outstanding option granted under the 2008 Stock Plan after it is granted or (2) canceling an outstanding award granted under the 2008 Stock Plan at a time when its exercise or purchase price exceeds the then fair market value (as defined in the 2008 Stock Plan) of the stock underlying such outstanding award, in exchange for another award or a cash payment, unless the cancellation and exchange occurs in connection with a merger, amalgamation, consolidation, sale of substantially all the Company’s assets, acquisition, spin-off or other similar corporate transaction.

Adjustments Upon Certain Events

Subject to any required action by the shareholders of the Company, the number and type of shares covered by each outstanding award, and the number and type of shares which have been authorized for issuance under the 2008 Stock Plan but as to which no awards have yet been granted or which have been returned to the 2008 Stock Plan upon cancellation, expiration or forfeiture of an award, as well as the exercise or purchase price, will be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split or combination or the payment of a stock dividend (but only on the Common Stock) or reclassification of the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (other than increases pursuant to the issuance of certain other stock-based awards under this plan).  Except as expressly provided in the 2008 Stock Plan, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares subject to the 2008 Stock Plan or an award.

In the event of the dissolution or liquidation of the Company, other than pursuant to a Reorganization (as defined in the 2008 Stock Plan), any option, SAR or restricted stock unit granted under the 2008 Stock Plan will terminate as of a date to be fixed by the Compensation Committee, provided that not less than thirty days written notice of the date so fixed will be given to each participant holding an affected option, SAR or restricted stock unit and each such participant will have the right during the period to exercise or settle his options, SARs and restricted stock units as to all or any part of the shares covered thereby or subject thereto.

In the event of any reorganization, recapitalization, merger, amalgamation, consolidation, split-up, spin-off, combination or exchange of stock or other corporate exchange, then (1) if there is no plan or agreement with respect to the event or if the plan or agreement does not specifically provide for the change, conversion or exchange of the shares under outstanding unexercised or unsettled options, SARs or restricted stock units for securities of another corporation, then the Compensation Committee will take such action, and such awards will terminate, or (2) if there is a plan or agreement and if the plan or agreement specifically provides for the change, conversion or exchange of the shares under outstanding, unexercised or unsettled options, SARs or restricted stock units for securities of another corporation, then the Compensation Committee will adjust the shares under the outstanding unexercised or unsettled options, SARs or restricted stock units (and will adjust the shares which are then available to be granted, if the plan or agreement makes specific provisions therefor) in a manner not inconsistent with the provisions of the plan or agreement for the adjustment, change, conversion or exchange of such options, SARs or restricted stock units.

In the event of a Change of Control (as defined in the 2008 Stock Plan), (1) the participating employees will have the right to exercise or settle from and after the date of the Change of Control any option, SAR or restricted stock unit held by such participating employee in whole or in part, notwithstanding that such option, SAR or restricted stock unit may not be fully exercisable or vested, and (2) any and all restrictions on any participating employee’s other stock-based award will lapse and such stock will immediately vest in the participating employee, notwithstanding that the other stock-based award was unvested.

Stock Options

The 2008 Stock Plan provides that the option price pursuant to which Common Stock may be purchased will be determined by the Compensation Committee, but will not be less than the fair market value of the Common Stock on the date the option is granted.  The Compensation Committee will determine the term of each option, but no option will be exercisable more than 10 years after the date of grant. Payment of the purchase price will be (1) in cash, (2) in shares of Common Stock held for at least six months, (3) partly in cash and partly in such shares, (4) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares being purchased, (5) through having shares withheld by the Company from any shares that would have otherwise been received by the participating employee or (6) through such other means as will be prescribed in the award agreement. If a participant’s service terminates by reason of death or Disability (as defined in the 2008 Stock Plan), to the extent the participant was entitled to exercise the option on the date of death or Disability, the option may be exercised within one year after the date of death or

Disability. If a participant’s service with the Company terminates for any reason (other than death or Disability), each option then held by the participant may be exercised within ninety days after the date of such termination, but only to the extent such option was exercisable at the time of termination of service. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested options held by a participant if the participant is terminated without “cause” (as determined by the Compensation Committee) by the Company.

Stock Appreciation Rights

The Compensation Committee has the authority under the 2008 Stock Plan to grant SARs independent of stock options. Each SAR granted independently of an option entitles a participant to exercise the SAR in whole or in part and, upon such exercise, to receive from the Company an amount equal to (1) the excess of (i) the fair market value on the exercise date of one share of Common Stock over (ii) the exercise price per share, times (2) the number of shares covered by the portion of the SAR so exercised.

Other Stock-Based Awards

The Compensation Committee also has the authority under the 2008 Stock Plan to grant awards of unrestricted shares of Common Stock, restricted stock, restricted stock units and other awards that are valued in whole or in part by reference to, or are otherwise based upon, the fair market value of the Common Stock. The terms and conditions of these other stock-based awards will be determined by the Compensation Committee. Such other stock-based awards may be granted in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Code (“Performance-Based Awards”). Performance-Based Awards are rights to receive amounts denominated in cash or shares of Common Stock, based on the Company’s or a participant’s performance between the date of grant and a pre-established future date. Performance criteria, the length of the performance period and time of payment of the Performance-Based Award are established in writing by the Compensation Committee: (1) at a time when the outcome for that performance period is substantially uncertain and (2) not later than ninety days after the commencement of the performance period to which the performance goal relates, but in no event after 25% of the relevant performance period has elapsed. The performance measures to be used for purposes of awards to employees whose compensation is subject to Section 162(m)  of the Code must be chosen by the Compensation Committee from among the following:

•              earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization);

•              net income;

•              operating income;

•              earnings per share;

•              book value per share;

•              return on shareholders’ equity;

•              expense management;

•              return on investment before or after the cost of capital;

•              improvements in capital structure;

•              profitability of an identifiable business unit or product;

•              maintenance or improvement of profit margins;

•              stock price;

•              market share;

•              revenues or sales;

•              costs;

•              cash flow;

•              working capital;

•              changes in net assets (whether or not multiplied by a cost of capital percentage); and

•              return on assets.

The foregoing criteria may relate to the Company, one or more of its affiliates, subsidiaries or one or more of its divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee determines. To the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items or accounting changes. The 2008 Stock Plan provides that the maximum amount of a performance-based award to any Covered Employee (as defined in the 2008 Stock Plan) for any fiscal year of the Company will be $1,000,000.

Restricted Stock and Restricted Stock Units

The 2008 Stock Plan provides for certain terms and conditions pursuant to which restricted stock and restricted stock units may be granted under the 2008 Stock Plan. Each grant of restricted stock and restricted stock units must be evidenced by an award agreement in a form approved by the Compensation Committee. The vesting of a restricted stock award or restricted stock unit granted under the 2008 Stock Plan may be conditioned upon the completion of a specified period of employment with the Company or a subsidiary, upon attainment of specified performance goals, and/or upon such other criteria as the Compensation Committee may determine in its sole discretion. If a participant’s service is terminated for any reason, the participant will only be entitled to the restricted stock or restricted stock units vested at the time of such termination of service. The participant’s unvested restricted stock and restricted stock units will be forfeited. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested restricted stock or restricted stock units held by a participant if the participant is terminated without “cause” (as determined by the Compensation Committee) by the Company. Except as provided in the applicable award agreement, no shares of restricted stock may be assigned, transferred or otherwise encumbered or disposed of by the participant until such shares have vested in accordance with the terms of such award agreement. If and to the extent that the applicable award agreement so provides, a participant will have the right to vote and receive dividends on the shares of restricted stock granted to him or her under the 2008 Stock Plan. Unless otherwise provided in the applicable award agreement, any shares received as a dividend on such restricted stock or in connection with a stock split of the shares of restricted stock will be subject to the same restrictions as the restricted stock. Restricted stock units may not be assigned, transferred or otherwise encumbered or disposed of by the participant until such restricted stock units have vested in accordance with the terms of the applicable award agreement. Upon the vesting of the restricted stock unit, certificates for shares will be delivered to the participant or his or her legal representative on the last business day of the calendar quarter in which such vesting event occurs or as soon thereafter as practicable (but not later than March 15 of the calendar year following the year in which vesting occurs), in a number equal to the shares covered by the restricted stock unit.

Amendments to the 2008 Stock Plan

The 2008 Stock Plan may be amended by the Board of Directors or the Compensation Committee, except that no amendment may be made which, (1) without the approval of the shareholders of the Company, would (except as in accordance with the provisions under the caption “Adjustments Upon Certain Events” above) increase the total number of shares reserved or change the maximum number of shares for which awards may be granted to any participant, or that otherwise would require shareholder approval under rules of any stock exchange or market or quotation system on which the shares are traded, or other applicable law or (2) without the consent of a participant, would impair any of the rights or obligations under any award previously granted to the participant.  Subject to the foregoing, with respect to participants who reside or work outside of the United States, the Compensation Committee may amend the terms of the 2008 Stock Plan or awards granted thereunder in order to conform such terms with the requirements of local law.

Transferability

Awards under the 2008 Stock Plan are not transferable otherwise than by will or by the laws of descent or distribution, except that the Compensation Committee may authorize stock options (other than ISOs) to be granted on terms which permit irrevocable transfer for no consideration by the participant to (1) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, parent-in-law, child-in-law or sibling-in-law, including adoptive relationships, of the participant, (2) any trust in which these persons have more than 50% of the beneficial interest, (3) any foundation in which these persons or the participant control the management of assets and (4) any other entity in which these persons or the participant own more than 50% of the voting interests. In addition, the Compensation Committee may waive the non-transferability provisions of the 2008 Stock Plan (except with respect to ISOs) to the extent that such provisions are not required under any law, rule or regulation applicable to the Company.

Federal Income Tax Consequences

The following is a discussion of certain U.S. corporate and personal federal income tax consequences relevant to the Company and its participants in the 2008 Stock Plan. It is not intended to be a complete description of all possible tax consequences with respect to awards granted under the 2008 Stock Plan and does not address state, local or foreign tax consequences.

A participant who is granted a non-qualified stock option will not recognize income at the time the option is granted. Upon the exercise of the option, however, the excess, if any, of the fair market value of the stock on the date of exercise over the option exercise price will be treated as ordinary income to the participant, and the Company will generally be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant. The participant will be entitled to a cost basis for the stock for income tax purposes equal to the amount paid for the stock plus the amount of ordinary income taxable at the time of exercise. Upon a subsequent sale of such stock, the participant will recognize short-term or long-term capital gain or loss, depending upon his or her holding period for such stock.

A participant who is granted an ISO satisfying the requirements of the Code will not recognize income at the time the option is granted or exercised. The excess of the fair market value of the stock on the date of exercise over the option exercise price is, however, included as an adjustment in determining the participant’s alternative minimum tax for the year in which the exercise occurs. If the participant does not dispose of shares received upon exercise of the option for one year after exercise and two years after grant of the option (the “Holding Period”), upon the disposition of such shares the participant will recognize long-term capital gain or loss based on the difference between the option exercise price and the fair market value of shares on the date of disposition. In such event, the Company is not entitled to a deduction for income tax purposes in connection with the exercise of the option. If the participant disposes of the shares received upon exercise of the ISO without satisfying the Holding Period requirement, the participant must generally recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise of the option over the exercise price or (2) the amount realized upon the disposition of such shares over the exercise price. Any further appreciation is taxed as short-term or long-term capital gain, depending on the participant’s holding period. In such event, the Company would be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant.

Upon exercise of a SAR, a participant will recognize taxable income in the amount of the aggregate cash or stock received. A participant who is granted unrestricted shares will recognize ordinary income in the year of grant equal to the fair market value of the shares received. In either such case, the Company will be entitled to an income tax deduction in the amount of such income recognized by the participant.

Generally, a participant will not recognize any income at the time an award of restricted stock or restricted stock units is granted, nor will the Company be entitled to a deduction at that time. In the year in which restrictions on shares of restricted stock lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, the participant paid for the shares. A participant may, however, elect within thirty days after receiving an award of restricted stock to recognize ordinary income in the year of receipt, instead of the year of vesting, equal to the excess of the fair market value of the shares on the date of receipt over the amount, if any, the participant paid for the shares. Similarly, upon the vesting of restricted stock units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares upon vesting, provided the shares are issued on that date. With respect to grants of awards of both restricted stock and restricted stock units, the Company will be entitled to a tax deduction at the same time and in the same amount as the participant recognizes income.

The Compensation Committee will require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant, vesting or the exercise of an award. In compliance with the American Jobs Creation Act of 2004, after January 1, 2005, the maximum federal withholding rate will be used for supplemental wage payments in excess of $1,000,000 during any taxable year.

Section 162(m) of the Code

Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid by the Company in excess of $1,000,000 in any taxable year to any “covered employee” as of  the last day of the taxable year, but exempts from this limitation “performance-based” compensation the material terms of which are disclosed and approved by shareholders. For purposes of Section 162(m), “covered employees” include the chief executive officer or any of the three other most highly compensated named executive officers other than the chief financial officer.  The Company has structured and intends to implement the 2008 Stock Plan so that generally compensation to these executive officers resulting therefrom would be qualified performance-based compensation under Section 162(m) of the Code and would not, therefore, be subject to any deduction limitation under Section 162(m) of the Code. However, the Company may, from time to time, award compensation to executive officers that is not deductible under Section 162(m) of the Code.

Section 280G of the Code

Under certain circumstances, the accelerated vesting or exercise of awards in connection with a Change of Control (as defined in the 2008 Stock Plan) of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax, and the Company may be denied a tax deduction.

Section 409A of the Code

The Company generally intends that, to the extent applicable, awards granted under the 2008 Stock Plan will comply with the provisions of Section 409A of the Code. Options are granted so as not to be subject to Section 409A of the Code. Other awards have been designed to automatically comply with Section 409A of the Code. However, grantees of Performance-Based Awards may be permitted to elect to defer the payment of certain Performance-Based Awards. This deferral election is also intended to comply with Section 409A of the Code. However, under certain circumstances the accelerated exercise or payment of awards subject to Section 409A of the Code may subject the grantee to an increased tax rate and interest.

Tax Summary

The foregoing discussion is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all the tax consequences of participation in the 2008 Stock Plan. Accordingly, holders of awards granted under the 2008 Stock Plan should consult their own tax advisers for specific advice with respect to all federal, state or local tax effects before exercising any options or SARs, and before disposing of any shares of stock acquired pursuant to an award. Moreover, the Company does not represent that the foregoing tax consequences apply to any particular award holder’s specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax status (e.g., as an ISO) of any award.

The 2008 Stock Plan is not subject to any provision of ERISA, nor is it a qualified employee benefit plan under Section 401(a) of the Code.

Vote Required for Approval and Recommendation

The affirmative vote of the majority of the votes cast at the Annual Meeting is required to approve the Amendment.  We are proposing the Amendment to comply with our obligations under Mr. Rubin’s employment agreement, which requires the Company to use its reasonable efforts to cause the Company’s shareholders to approve additional shares of Common Stock in the event there are not a sufficient number of shares under the Company’s equity plans to grant stock options to Mr. Rubin pursuant to his employment agreement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3: APPOINTMENT OF AUDITOR AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS TO SET

THE AUDITOR’S REMUNERATION

Under Bermuda law, our shareholders have the responsibility to appoint the auditor and independent registered public accounting firm of the Company to hold office until the close of the next annual general meeting and to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration.

The Audit Committee has nominated Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm for fiscal 2010. A representative of Grant Thornton LLP, the Company’s auditor and independent registered public accounting firm for fiscal 2009, is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so. The Grant Thornton LLP representative is also expected to be available to respond to appropriate questions.

Vote Required for Approval and Recommendation

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to appoint Grant Thornton LLP as our auditor and independent registered public accounting firm and authorize the Audit Committee to set the auditor’s remuneration as described in this Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

SHAREHOLDER PROPOSALS

Shareholders intending to present proposals at the 2010 annual general meeting of shareholders and desiring to have those proposals included in the Company’s proxy statement and form of proxy relating to that meeting must submit such proposals, in compliance with Rule 14a-8 of the Exchange Act, to be received at the executive offices of the Company no later than March 9, 2010. For proposals that shareholders intend to present at the 2010 annual general meeting of shareholders outside the processes of Rule 14a-8 of the Exchange Act, unless the shareholder notifies the Company of such intent by May 23, 2010, any proxy solicited by the Company for that annual general meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2009, all Section 16(a) filing requirements applicable to the Directors, executive officers and greater than 10% shareholders were satisfied.

OTHER MATTERS

Except as described in this proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If other matters properly come before the Annual Meeting or any adjournment thereof, the holders of the proxies are authorized to vote on these matters in accordance with management’s discretion.

HOUSEHOLDING OF MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in the same household. The Company will promptly deliver a separate copy of either document to any shareholder upon request by writing the Company at the following address:  Helen of Troy Limited, 1 Helen of Troy Plaza, El Paso, Texas 79912, Attention: Investor Relations; or by calling the Company at the following phone number: (915) 225-4748. Any shareholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This proxy statement and the Company’s 2009 Annual Report to Shareholders are also available electronically on our hosted website.  You may view these directly at: HTTP://MATERIALS.PROXYVOTE.COM/G4388N. To access and review the materials made available electronically:

1.	Go to HTTP://MATERIALS.PROXYVOTE.COM/G4388N.

2.	Click the “2009 10-K Report” or “2009 Notice of Proxy”.

We encourage you to review all of the important information contained in the proxy materials before voting.

ELECTRONIC DELIVERY OF SHAREHOLDER COMMUNICATIONS

If you received your Annual Meeting materials by mail, we encourage you to conserve natural resources, as well as significantly reduce the Company’s printing and mailing costs, by signing up to receive shareholder communications via e-mail. With electronic delivery, you will be notified via e-mail after the annual report and the proxy statement are available on the Internet, and you can submit your proxy appointment and instructions online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery:

1. If you are a registered holder (you hold your shares of Common Stock in your own name through our transfer agent, Computershare Investor Services, LLC, or you have stock certificates), you can elect to have next year’s communications sent to you electronically as part of this year’s on-line proxy appointment and instruction process at WWW.PROXYVOTE.COM by following the instructions that will be provided to you on screen when you submit your proxy.

2. If you are a beneficial holder (your shares are held by a brokerage firm, a bank or a trustee), you may contact your broker or visit their web site. Most brokers have made provisions for you to sign up on-line for electronic delivery of shareholder reports and mailings.

Your electronic delivery enrollment will be effective until you cancel it.

HOW TO OBTAIN OUR ANNUAL REPORT, PROXY STATEMENT

AND OTHER INFORMATION ABOUT THE COMPANY

From time to time, we receive calls from shareholders asking how they can obtain more information regarding the Company.  The following options are available:

1.

Our Investor Relations site, which can be accessed from our main Internet website located at www.hotus.com, contains Company press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and links to our SEC filings. This proxy statement and our 2009 Annual Report to Shareholders are both available at this site.

2.

You may also request a free copy of our Annual Report or proxy statement by contacting Helen of Troy Investor Relations, Robert D. Spear, at (915) 225-4748, or via e-mail at rspear@hotus.com, or send written correspondence to Helen of Troy Limited, Attn: Investor Relations, 1 Helen of Troy Plaza, El Paso, Texas 79912.

YOUR VOTE IS IMPORTANT

APPENDIX A

HELEN OF TROY LIMITED

2008 STOCK INCENTIVE PLAN

1.             Purpose of the Plan

The purpose of the Plan is to (i) aid the Company and its Subsidiaries and Affiliates in attracting, securing and retaining employees of outstanding ability, (ii) attract consultants to provide services to the Company and its Subsidiaries and Affiliates, as needed, and (iii) motivate such persons to exert their best efforts on behalf of the Company and its Subsidiaries and its Affiliates by providing incentives through the granting of Awards.  The Company expects that it will benefit from the added interest, which such persons will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.             Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)   Act:  The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)   Affiliate:  Any entity (i) 20% or more of the voting equity of which is owned or controlled directly or indirectly by the Company, or (ii) that had been a business, division or subsidiary of the Company, the equity of which has been distributed to the Company’s shareholders, even if the Company thereafter owns less than 20% of the voting equity.

(c)   Award:  An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(d)   Award Agreement Any written or electronic agreement, contract, or other instrument or document evidencing an Award granted by the Committee hereunder, which does not require the signature of the Company or the Participant.

(e)   Beneficial Owner or Beneficially Owned:  As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(f)    Board:  The Board of Directors of the Company.

(g)   Change of Control:  The occurrence of any of the following events:

(i)    any Person becomes the Beneficial Owner, directly or indirectly, of more than forty percent (40%) of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control:  (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (B) any acquisition by an entity pursuant to a reorganization, merger, amalgamation or consolidation, unless such reorganization, merger, amalgamation or consolidation constitutes a Change of Control under clause (ii) of this Section 2(g);

(ii)   the consummation of a reorganization, merger, amalgamation or consolidation, unless following such reorganization, merger, amalgamation or consolidation sixty percent (60%) or more of the combined voting power of the then-outstanding voting securities of the entity resulting from such reorganization, merger, amalgamation or consolidation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger, amalgamation or consolidation;

(iii)  the (i) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or (ii) sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, unless the successor entity existing immediately after such sale or disposition is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or disposition;

(iv)  during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(g)(i), (ii) or (iii) of the Plan, (B) a director whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the Outstanding Company Voting Securities) whose election by the Board or nomination for election by the Company’s shareholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(v)   the Board adopts a resolution to the effect that, for purposes hereof, a Change of Control has occurred.

(h)   Code:  The Internal Revenue Code of 1986, as amended, or any successor thereto.

(i)    Committee:  The Compensation Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder, or if no such committee shall be designated or in office, the Board.

(j)    Company:  Helen of Troy Limited, a Bermuda company.

(k)   Confidential Information:  All knowledge and information pertaining to the business of the Company and its Subsidiaries obtained by a Participant from any source whatever as a result of his or her Services to the Company and/or its Subsidiaries and which is not a matter of public knowledge, including, without limitation, any confidential records, documents, contracts, customer lists, writings, data or other information, whether or not the same is in written or other recorded form. Without limiting the generality of the foregoing, Confidential Information shall be deemed to include any information or knowledge which may now or hereafter be deemed a trade secret of the Company and/or its Subsidiaries or information which relates to the Company’s and/or its Subsidiaries’ personnel; present operations or future planning with respect to suppliers or customers, the contents of any Company or Subsidiary manual, practice or procedure, operating, revenue, expense or other statistics; private or public debt or equity financing or concerning any banking, accounting or financial matters; current or future advertising or promotion plans or programs; applications to or matters pending or under the jurisdiction of any regulatory agency or court, including those that are only threatened; any system, program, procedure or administrative operations, including those pertaining to any matter relative to computer operations of any type; information of the type mentioned above or of any other type regarding affiliates of the Company; present or future plans for the extension of the present business or the commencement of new business by the Company and/or its Subsidiaries.

(l)    Covered Employee:  An employee of the Company or its Subsidiaries who may be deemed to be a covered employee within the meaning of Section 162(m) of the Code.

(m)  Disability:  Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death, or can be expected to last for a continuous period of not less than 12 months.  The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate.  A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

(n)   Effective Date:  The date on which the Plan takes effect, as defined pursuant to Section 28 of the Plan.

(o)   Fair Market Value:  As of any date that requires the determination of the Fair Market Value of Shares under this Plan, the value of a Share on such date of determination, calculated as follows:

(i) If the Shares are then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on such date on such Nasdaq market system or principal stock exchange on which the Share is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Share on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is reported;

(ii) If the Shares are not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Share in the over-the-counter market on such date; or

(iii) If neither clause (i) nor (ii) is applicable as of such date, then the Fair Market Value shall be determined by the Board in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

(p)   ISO:  An Option that is also an incentive stock option granted pursuant to Section 7(d) of the Plan.

(q)   LSAR:  A limited stock appreciation right granted pursuant to Section 8(d) of the Plan.

(r)    Other Stock-Based Awards:  Awards granted pursuant to Section 9 of the Plan.

(s)   Option:  A stock option granted pursuant to Section 7 of the Plan.

(t)    Option Price:  The purchase price per Share of an Option, as determined pursuant to Section 7(a) of the Plan.

(u)   Participant:  An individual~~, excluding Gerald J. Rubin, the Company’s Chairman of the Board, Chief Executive Officer and President,~~ who is selected by the Committee to participate in the Plan pursuant to Section 5 of the Plan.

(v)   Performance-Based Awards:  Other Stock-Based Awards granted pursuant to Section 9(b) of the Plan.

(w)  Person:  As such term is used for purposes of Section 13(d)(3) or 14(d)(2) of the Act (or any successor section thereto).

(x)    Plan:  The Helen of Troy Limited 2008 Stock Incentive Plan, as amended from time to time.

(y)   Restricted Stock:  Restricted stock granted pursuant to Section 9 of the Plan.

(z)    Restricted Stock Unit:  A restricted stock unit representing a right to acquire a fixed number of Shares at a future date, granted pursuant to Section 9 of the Plan.

(aa) Securities Act:   The Securities Act of 1933, as amended, or any successor thereto.

(bb) Service:  Services rendered to the Company or any of its Subsidiaries as an employee or consultant.

(cc) Shares:  Common shares, par value $0.10 per Share, of the Company, as adjusted pursuant to Section 10 of the Plan.

(dd) Stock Appreciation Right:  A stock appreciation right granted pursuant to Section 8 of the Plan.

(ee) Subsidiary:  A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

(ff)  Termination of Service: A Participant’s termination of service with the Company, its Subsidiaries and Affiliates.  A Termination of Service of an employee of the Company or any Subsidiary shall not be deemed to have occurred in the case of sick leave, military leave or any other leave of absence, in each case approved by the Committee or in the case of transfers between locations of the Company or its Subsidiaries.  In the case of “specified employees” (as described in Section 409A of the Code), distributions may not be made before the date which is six months after the date of termination of service (or, if earlier, the date of death of the participant).  A specified employee is a “key employee” as defined in Section 416(i) of the Code without regard to Paragraph (5), but only if the Company has any stock which is publicly traded on an established securities market or otherwise.

3.             Shares Subject to the Plan

The maximum number of Shares with respect to which Awards may be granted under the Plan shall be 3,750,000~~750,000~~ (subject to adjustment in accordance with the provisions of Section 10 hereof), whether pursuant to ISOs or otherwise. Of that number, not more than 3,750,000~~750,000~~ Shares (subject to adjustment in accordance with the provisions of Section 10 hereof) will be available for grants under the Plan of ISOs pursuant to Section 7(d) hereof, and not more than 250,000 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof) will be available for grants under the Plan of unrestricted Shares, Restricted Stock, Restricted Stock Units or any Other Stock-Based Awards pursuant to Section 9 hereof. The maximum number of Shares with respect to which Awards of any and all types may be granted during a calendar year to any Participant shall be limited, in the aggregate, to 500,000~~250,000~~ Shares (subject to adjustment in accordance with the provisions of Section 10 hereof). The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, including Shares acquired by purchase in the open market or in private transactions. If any Awards are forfeited, cancelled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan.

4.             Administration

(a)           The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof.  If necessary to satisfy the requirements of Section 162(m) of the Code and/or Rule 16b-3 promulgated under the Act, the Committee shall consist solely of at least two individuals who are each “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto), “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto) and satisfy all applicable independence requirements set forth in any applicable stock exchange or market or quotation system in which the Shares are then traded, listed or quoted. Any action permitted to be taken by the Committee may be taken by the Board, in its discretion; provided however that, to the extent required by any stock exchange or market or quotation system on which the Shares are traded, listed or quoted, any Award approved by the Board shall also have been approved by a majority of the Company’s independent directors (within the meaning of such exchange or market or quotation system).  The Committee may also delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of options eligible to transfer options, as well as to make other determinations with respect to option transfers.

(b)           The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to make any other determinations that it deems necessary or desirable for the administration of the Plan, and to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)            to select Participants to whom Awards may be granted;

(ii)                                  to determine the type or types of Awards to be granted to each Participant;

(iii)          to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)          to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, exchanged, or surrendered;

(v)           to take any action consistent with the terms of the Plan, either before or after an Award has been granted, as the Committee deems necessary or advisable to comply with any government laws or regulatory requirements of a non-U.S. jurisdiction, including but not limited to, modifying or amending the terms and conditions governing any Awards, establishing any local country plans as sub-plans to the Plan or to conform with or take advantage of governmental requirements, statutes or regulations;

(vi)          to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii)         to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder, in each case, in the manner and to the extent the Committee deems necessary or desirable;

(viii)        to approve any repurchase of Shares pursuant to Section 42A of the Companies Act 1981 of Bermuda where a Participant wishes to effect payment of (A) an exercise of an Award or (B) payment of taxes pursuant to Section 4(d) below by delivery of Shares; and

(ix)           to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(c)           Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).  Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

(d)           The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant, vesting or the exercise of an Award.  With the approval of the Committee, the Participant may elect to pay a portion or all of such withholding taxes by (i) delivery of Shares or (ii) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.  The number of Shares so delivered or withheld shall have an aggregate Fair Market Value on the date of the exercise of an Award sufficient to satisfy the applicable withholding taxes.  In addition, with the approval of the Committee, a Participant may satisfy any additional tax that the Participant elects to have the Company withhold by delivering to the Company or its designated representative Shares already owned by the Participant or, in the case of Shares acquired through an employee benefit plan sponsored by the Company or its Subsidiaries, Shares held by the Participant for more than six months.

(e)           If the chief executive officer of the Company is a member of the Board, upon recommendation of the Committee, the Board by specific resolution may constitute such chief executive officer as a committee of one which shall, subject to the terms and conditions of such resolution, have the authority to grant Awards of up to an aggregate of 350,000 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof) in each calendar year to Participants who are not subject to the rules promulgated under Section 16 of the Act (or any successor section thereto) or Covered Employees; provided, however, that such chief executive officer shall notify the Committee of any such grants made pursuant to this Section 4.

(f)            Notwithstanding the foregoing, a Repricing (as defined below) is prohibited without prior shareholder approval. Subject to compliance with the provisions of the immediately preceding sentence regarding a Repricing, the Committee may, at any time or from time to time: (i) authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards or (ii) buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.  For purposes of the Plan, “Repricing” means any of the following or any other action that has the same purpose and effect: (A) lowering the exercise price of an outstanding Option granted under the Plan after it is granted or (B) canceling an outstanding Award granted under the Plan at a time when its exercise or purchase price exceeds the then Fair Market Value of the stock underlying such outstanding Award, in exchange for another Award or a cash payment, unless the cancellation and exchange occurs in connection with a merger, amalgamation, consolidation, sale of substantially all the Company’s assets, acquisition, spin-off or other similar corporate transaction.

(g)           Shares issues pursuant to an Award shall, subject to the terms hereof, be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, share repurchase, option cancellation, Participant services or other consideration, as the Committee shall determine.

5.             Eligibility

Employees of the Company, its Subsidiaries and Affiliates, who are from time to time responsible for, or contribute to, the management, growth and protection of the business of the Company and its Affiliates~~, excluding Gerald J. Rubin, the Company’s Chairman of the Board, Chief Executive Officer and President,~~ and consultants to the Company and its Subsidiaries, are eligible to be granted Awards under the Plan.  Participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares to be covered by the Awards granted to each Participant.  Notwithstanding any provisions of the Plan to the contrary, an Award may be granted to an employee or consultant, in connection with his or her hiring or retention prior to the date the employee or consultant first performs services for the Company or a Subsidiary; provided, however, that any such Award shall not become vested prior to the date the employee or consultant first performs such services.

6.             Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

7.             Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified, incentive or other stock options for federal income tax purposes, as evidenced by the related Award Agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)           Option Price.  The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)           Exercisability.  Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)           Exercise of Options.  Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable.  For purposes of Section 7 of the Plan, the exercise date shall be the date the Company receives a written notice of exercise in accordance with the terms of the Award Agreement and full payment for the Shares with respect to which the Option is exercised, together with (i) any other agreements required by the terms of the Plan and/or Award Agreement or as required by the Committee, and (ii) payment by the Participant of all payroll, withholding or income taxes incurred in connection with such Option exercise (or arrangements for the collection or payment of such tax satisfactory to the Committee are made).  The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (A) in cash, (B) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that, such Shares have been held by the Participant for no less than six months, (C) partly in cash and partly in such Shares, (D) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased, (E) through having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant or (F) through such other means as shall be prescribed in the Award Agreement.

(d)           ISOs.  The Committee may grant Options under the Plan that are intended to be ISOs.  Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto).  Unless otherwise permitted under Section 422 of the Code (or any successor section thereto), no ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted.  Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.  Notwithstanding Section 5 of the Plan, ISOs may be granted solely to employees of the Company and its Subsidiaries.

(e)           Exercisability Upon Termination of Service by Death or Disability.  Upon a Termination of Service by reason of death or Disability, the Option may be exercised within one year following the date of death or Termination of Service due to Disability (subject to any earlier termination of the Option as provided by its terms), by the Participant in the case of Disability, or in the case of death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but in any case only to the extent the Participant was entitled to exercise the Option on the date of his or her Termination of Service by death or Disability.  To the extent that he or she was not entitled to exercise such Option at the date of his or her Termination of Service by death or Disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.  Notwithstanding anything to the contrary herein, the Committee may at any time and from time to time prior to the termination of an Option, with the consent of the Participant, extend the period of time during which the Participant may exercise his or her Option following the date of Termination of Service due to death or Disability; provided, however, that the maximum period of time during which an Option shall be exercisable following the date of Termination of Service due to death or Disability shall not exceed the original term of such Option as set forth in the Award Agreement and that notwithstanding any extension of time during which an Option may be exercised, such Option, unless otherwise amended by the Committee, shall only be exercisable to the extent the Participant was entitled to exercise the Option on the date of Termination of Service due to death or Disability.

(f)            Effect of Other Termination of Service.  Upon a Termination of Service for any reason (other than death or Disability), an unexercised Option may thereafter be exercised during the period ending 90 days after the date of such Termination of Service, but only to the extent to which such Option was vested and exercisable at the time of such Termination of Service.  Notwithstanding the foregoing, the Committee may, in its sole discretion, either by prior written agreement with the Participant or upon the occurrence of a Termination of Service, accelerate the vesting of unvested Options held by a Participant if such Participant’s Termination of Service is without “cause” (as such term is defined by the Committee in its sole discretion) by the Company.

(g)                                 Nontransferability of Stock Options.  Except as otherwise provided in this Section 7(g), an Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and during the lifetime of a Participant an Option shall be exercisable only by the Participant.  An Option exercisable after the death of a Participant or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the Participant or such transferee.  The Committee may, in its discretion, authorize all or a portion of the Options previously granted or to be granted to a Participant, other than ISOs, to be on terms which permit irrevocable transfer for no consideration by such Participant to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of the Participant, any trust in which these persons have more than 50% of the beneficial interest, any foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests (“Eligible Transferees”), provided that (i) the Award Agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 7(g) and (ii) subsequent transfers of transferred Options shall be prohibited except those in accordance with the first sentence of this Section 7(g).  The Committee may, in its discretion, amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act (or any comparable or successor registration statement) from time to time in effect.  Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  The events of Termination of Service of Sections 7(e) and 7(f) hereof shall continue to be applied with respect to the original Participant, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, in Sections 7(e) and 7(f).

8.                                      Terms and Conditions of Stock Appreciation Rights

(a)                                  Grants.  The Committee also may grant a Stock Appreciation Right, independent of an Option, with respect to Shares that are traded or listed on an established stock exchange or market or quotation system.

(b)                                 Terms.  The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges or market or quotation systems.  Each Stock Appreciation Right granted independent of an Option shall entitle a Participant to exercise the Stock Appreciation Right in whole or in part and, upon such exercise, to receive from the Company an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the portion of the Stock Appreciation Right so exercised.  The date a notice of exercise is received by the Company shall be the exercise date.  Payment shall be made in cash, Shares or a combination of cash and Shares, as determined by the Committee.  Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised.

(c)                                  Limitations.  The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

(d)                                 Limited Stock Appreciation Rights.  The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events.  Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash as soon as practicable after the occurrence of the specified contingent event and may provide that any related Awards are not exercisable while such LSARs are exercisable.  Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.

9.                                      Other Stock-Based Awards

(a)                                  Generally.  The Committee, in its sole discretion, may grant Awards of unrestricted Shares, Restricted Stock, Restricted Stock Units and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (collectively, “Other Stock-Based Awards”).  Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan, the Committee shall determine (i) to whom and when Other Stock-Based Awards will be made, (ii) the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, (iii) whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and (iv) all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof).

(b)                                 Performance-Based Awards.  Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 may be granted to Covered Employees in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”).  A Covered Employee’s Performance-Based Award shall be determined based on the attainment of one or more pre-established, objective performance goals established in writing by the Committee, for a performance period established by the Committee, (i) at a time when the outcome for that performance period is substantially uncertain and (ii) not later than 90 days after the commencement of the performance period to which the performance goal relates, but in no event after 25% of the relevant performance period has elapsed.  The performance goals shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); and (xix) return on assets. The foregoing criteria may relate to the Company, one or more of its Affiliates, Subsidiaries or one or more of its divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.  In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items or accounting changes.  The maximum amount of a Performance-Based Award to any Covered Employee with respect to a fiscal year of the Company shall be $1,000,000.  The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Covered Employee and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award.  No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee.  The amount of the Performance-Based Award actually paid to a given Covered Employee may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee.  The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Covered Employee at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Covered Employee may, if and to the extent permitted by the Committee and consistent with the provisions of Sections 162(m) and 409A of the Code, elect to defer payment of a Performance-Based Award.

(c)                                  Terms and Conditions of Restricted Stock and Restricted Stock Units.

(i)                                     Grant.  Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement in form approved by the Committee.  The vesting of a Restricted Stock Award or Restricted Stock Unit granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or a Subsidiary, upon attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

(ii)                                  Receipt of Restricted Stock.  As soon as practicable after an Award of Restricted Stock has been made to a Participant, there shall be registered in the name of such Participant or of a nominee the number of Shares of Restricted Stock so awarded. Except as provided in the applicable Award Agreement, no Shares of Restricted Stock may be assigned, transferred or otherwise encumbered or disposed of by the Participant until such Shares have vested in accordance with the terms of such Award Agreement.  If and to the extent that the applicable Award Agreement so provides, a Participant shall have the right to vote and receive dividends on the Shares of Restricted Stock granted to him or her under the Plan.  Unless otherwise provided in the applicable Award Agreement, any Shares received as a dividend or bonus issue on such Restricted Stock or in connection with a stock split or division of the Shares of Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(iii)                               Payments Pursuant to Restricted Stock Units.  Restricted Stock Units may not be assigned, transferred or otherwise encumbered or disposed of by the Participant until such Restricted Stock Units have vested in accordance with the terms of the applicable Award Agreement.  Upon the vesting of the Restricted Stock Unit, certificates for Shares shall be delivered to the Participant or his legal representative on the last business day of the calendar quarter in which such vesting event occurs or as soon thereafter as practicable (but not later than the 15th day of the third month following the last day of the Company’s taxable year in which such Restricted Stock Units vest), in a number equal to the Shares covered by the Restricted Stock Unit.

(iv)                              Effect of Termination of Service.  Upon a Termination of Service for any reason, the Participant shall only be entitled to the Restricted Stock or Restricted Stock Units vested at the time of such Termination of Service, and the Participant’s unvested Restricted Stock and Restricted Stock Units shall be forfeited.  Notwithstanding the foregoing, and except for Awards granted to Covered Employees that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may, in its sole discretion, either by prior written agreement with the Participant or upon the occurrence of a Termination of Service, accelerate the vesting of unvested Restricted Stock or Restricted Stock Units held by the Participant if such Participant’s Termination of Service is without “cause” (as such term is defined by the Committee in its sole discretion) by the Company.

10.                               Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)                                  Adjustments upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number and type of Shares covered by each outstanding Award, and the number and type of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, expiration or forfeiture of an Award, as well as the exercise or purchase price, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split or combination or the payment of a stock dividend (but only on the Company’s common shares) or reclassification of the Company’s common shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (other than increases pursuant to the issuance of Other Stock-Based Awards under Section 9 of the Plan). Such adjustment shall be made by the Committee in its sole discretion, which adjustment shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Plan or an Award.

(b)                                 Dissolution, Liquidation, Sale of Assets or Merger.

(i)                                     In the event of the dissolution or liquidation of the Company, other than pursuant to a Reorganization (hereinafter defined), any Option, Stock Appreciation Right or Restricted Stock Unit granted under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days written notice of the date so fixed shall be given to each Participant holding an affected Option, Stock Appreciation Right or Restricted Stock Unit and, subject to any applicable laws, each such Participant shall have the right during such period to exercise or settle his Options, Stock Appreciation Rights and Restricted Stock Units as to all or any part of the Shares covered thereby or subject thereto.

(ii)                                  In the event of a Reorganization in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then (i) if there is no plan or agreement respecting the Reorganization (“Reorganization Agreement”) or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding unexercised or unsettled Options, Stock Appreciation Rights or Restricted Stock Units for securities of another corporation, then the Committee shall take such action, and such Awards shall terminate, as provided above; or (ii) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion or exchange of the Shares under outstanding, unexercised or unsettled Options, Stock Appreciation Rights or Restricted Stock Units for securities of another corporation, then the Committee shall adjust the Shares under such outstanding unexercised or unsettled Options, Stock Appreciation Rights or Restricted Stock Units (and shall adjust the Shares which are then available to be granted, if the Reorganization Agreement makes specific provisions therefor) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion or exchange of such options, stock appreciation rights or restricted stock units.

(iii)                               The term “Reorganization” as used in this Section 10(b) shall mean any statutory merger, statutory amalgamation, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

(iv)                              Except as provided above in this Section 10(b) and except as otherwise provided by the Committee in its sole discretion, any Options, Stock Appreciation Rights and Restricted Stock Units shall terminate immediately prior to the consummation of such proposed action.

(c)                                  Change of Control.  Subject to Section 10(b), in the event there occurs a Change of Control, (i) the Participants shall have the right to exercise or settle from and after the date of the Change of Control any Option, Stock Appreciation Right or Restricted Stock Unit held by such Participant in whole or in part, notwithstanding that such Option, Stock Appreciation Right or Restricted Stock Unit may not be fully exercisable or vested, and (ii) any and all restrictions on any Participants’ Other Stock-Based Award shall lapse and such stock shall immediately vest in the Participants, notwithstanding that the Other Stock-Based Award was unvested.

11.                               Confidentiality and Non-Competition

By accepting an Award under the Plan and as a condition to the exercise or settlement of Options, Stock Appreciation Rights or Restricted Stock Units and the enjoyment of any of the benefits of the Plan and the applicable Award Agreement, each Participant agrees as follows:

(a)                                  Confidentiality. During the period that each Participant provides Services (or the Participant’s engaging in any other activity with or for the Company) and for a two year period thereafter, such Participant shall treat and safeguard as confidential and secret all Confidential Information received by such Participant at any time. Without the prior written consent of the Company, except as required by law, such Participant will not disclose or reveal any Confidential Information to any third party whatsoever or use the same in any manner except in connection with the businesses of the Company and its Subsidiaries. In the event that a Participant is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose (i) any Confidential Information or (ii) any information relating to his opinion, judgment or recommendations concerning the Company or its Subsidiaries as developed from the Confidential Information, each Participant will provide the Company with prompt written notice of any such request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions contained herein. If, failing the entry of a protective order or the receipt of a waiver hereunder, such Participant is, in the reasonable opinion of his counsel, compelled to disclose Confidential Information, such Participant shall disclose only that portion and will exercise best efforts to obtain assurances that confidential treatment will be accorded such Confidential Information.

(b)                                 Non-Competition.

(i)                                     During the period that each Participant provides Services to the Company or its Subsidiaries, and for a two-year period thereafter, such Participant shall not, without prior written consent of the Committee, do, directly or indirectly, any of the following:                                           (A) own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated with, any other corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business which competes with the business of the Company or any of its Subsidiaries (as such business is conducted during the term such Participant provides Services to the Company or its Subsidiaries) in the geographical regions in which such business is conducted; provided, however, that the ownership of a maximum of one percent of the outstanding stock of any publicly traded corporation shall not violate this covenant; or (B) employ, solicit for employment or assist in employing or soliciting for employment any present, former or future employee, officer or agent of the Company or any of its Subsidiaries.

(ii)                                  In the event any court of competent jurisdictions should determine that the foregoing covenant of non-competition is not enforceable because of the extent of the geographical area or the duration thereof, then the

Company and the affected Participant hereby petition such court to modify the foregoing covenant to the extent, but only to the extent, necessary to create a covenant which is enforceable in the opinion of such court, with the intention of the parties that the Company shall be afforded the maximum enforceable covenant of non-competition which may be available under the circumstances and applicable law.

(c)                                  Failure to Comply.  Each Participant acknowledges that remedies at law for any breach by him of this Section 11 may be inadequate and that the damages resulting from any such breach are not readily susceptible to being measured in monetary terms. Accordingly, each Participant acknowledges that upon his or her violation of any provision of this Section 11, the Company will be entitled to immediate injunctive relief and may obtain an order restraining any threatened or future breach. Each Participant further agrees, subject to the proviso at the end of this sentence, that if he or she violates any provisions of this Section 11, such Participant shall immediately forfeit any rights and benefits under the Plan and shall return to the Company any unexercised Options and forfeit the rights under any other Awards and shall return any Shares held by such Participant received upon exercise of any Option or the vesting of Shares underlying an Award granted hereunder, together with any proceeds from sales of any Shares received upon exercise of such Options or the vesting of Shares underlying an Award; provided, however, that upon violation of subsection (b) of this Section 11, the forfeiture and return provisions contained in this sentence shall apply only to Awards under which underlying Shares have become exercisable or vested, and in any such case the proceeds of sales therefrom, during the two year period immediately prior to termination of the Participant’s Services. Nothing in this Section 11 will be deemed to limit, in any way, the remedies at law or in equity of the Company, for a breach by a Participant of any of the provisions of this Section 11.

(d)                                 Notice.  Each Participant agrees to provide written notice of the provisions of this Section 11 to any future employer of such Participant, and the Company expressly reserves the right to provide such notice to such Participant’s future employer(s).

(e)                                  Severability.   If any provisions or part of any provision of this Section 11 is held for any reason to be unenforceable, (i) the remainder of this Section 11 shall nevertheless remain in full force and effect and (ii) such provision or part shall be deemed to be amended in such manner as to render such provision enforceable.

12.                               “Lockup” Agreement

The Committee may in its discretion specify upon granting an Award that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Participant shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Participant will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares issued pursuant to the exercise and settlement of such Award, without the prior written consent of the Company or such underwriters, as the case may be.

13.                               Limitation of Liability

Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan.  No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

14.                               Amendments or Termination

(a)                                  The Board or the Committee may terminate or discontinue the Plan at any time.  The Board or the Committee may amend, modify or alter the Plan at any time, but no amendment, modification or alteration shall be made which, (i) without the approval of the shareholders of the Company, would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan, change the maximum number of Shares for which Awards may be granted to any Participant or modify the Plan in any other way to the extent shareholder approval is required by the rules of any stock exchange or market or quotation system on which the Shares are traded, listed or quoted, or (ii) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan.  Notwithstanding anything to the contrary herein, neither the Committee nor the Board may amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change of Control.

(b)                                 Except as provided in Section 10 of the Plan or expressly provided under the Plan, any amendment, modification, termination or discontinuance of the Plan shall not affect Awards previously granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, modified, terminated or discontinued, unless such amendment, modification, termination or discontinuance would not impair any of the rights or obligations under any Award or unless mutually agreed otherwise between the Participant and the Company, which agreement shall be in writing and signed by the Participant and the Company.

15.                               International Participants

The Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a non-U.S. jurisdiction, including but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to the Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.

16.                               No Right to Continued Employment or Service

Neither the Plan nor the granting of an Award under the Plan shall impose any obligation on the Company, a Subsidiary or any Affiliate to continue the employment or Service of a Participant or lessen or affect the Company’s, Subsidiary’s or Affiliate’s right to terminate the employment or service of such Participant.

17.                               Not Compensation for Benefit Plans

No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

18.                               Unfunded Status of Awards

The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

19.                               Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

20.                               Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

21.                               Nontransferability of Awards

Except as provided in Section 7(g) of the Plan, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.  During the lifetime of a Participant, an Award shall be exercisable only by such Participant.  An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.  Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 21 or any part hereof (except with respect to ISOs) to the extent that this Section 21 or any part hereof is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

22.                               No Rights to Awards, No Shareholder Rights

No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees.  Unless otherwise expressly provided herein or in the Award Agreement no Award shall confer on any Participant any rights to dividends or other rights of a shareholder with respect to Shares subject to an Award unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award and, if applicable, the satisfaction of any other conditions imposed by the Committee pursuant to the Plan.

23.                               No Fractional Shares

No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, including on account of any action under Section 10 of the Plan.  In the case of Awards to Participants, the Committee shall determine, in its discretion, whether cash, other Awards, scrip certificates (which shall be in a form and have such terms and conditions as the Committee in its discretion shall prescribe) or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

24.                               Compliance with Legal and Trading Requirements

The Plan, the granting, exercising and settlement of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and local laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or market or quotation system upon which the Shares are then listed, traded or quoted, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.  The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market or quotation system listing or registration or qualification of such Shares or other required action under any state, federal or local law, rule or regulation as the Company may consider appropriate, including the Securities Act and the Act, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations.  No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or local law.

25.                               Severability

If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

26.                               Choice of Law

The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed in the State of Texas without regard to conflict of laws principles.

27.                               Conflict

To the extent the provisions of the Plan conflicts with the terms and conditions of any written agreement between the Company and a Participant, the terms and conditions of such agreement shall control.

28.                               Effectiveness of the Plan; Term

The Plan shall be effective on August 19, 2008, the date of its approval by the shareholders at the 2008 Annual General Meeting of shareholders of the Company.  The Plan shall continue in effect for a term of ten (10) years from the Effective Date unless sooner terminated under Section 14 of the Plan.

29.                               Code Section 409A

Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, it is the intent of the parties to the applicable Award Agreement that such Award Agreement incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and that such Award Agreement and the terms of the Plan as applicable to such Award be interpreted and construed in compliance with Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder.  Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith.

30.                               Notices

All notices or other communications by a Participant to the Committee, the Board or the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.  Notwithstanding anything to the contrary contained in the Plan, notices and other elections under the Plan may be delivered or made electronically, in the discretion of the Committee.  In addition, in the discretion of the Committee, Shares otherwise deliverable under the Plan may be delivered or otherwise evidenced through book entry or other electronic format without the need to deliver an actual Share certificate; provided, however, an actual Share certificate shall be delivered if requested by the Participant.

HELEN OF TROY LIMITED

ANNUAL GENERAL MEETING OF SHAREHOLDERS

PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes each of Gerald J. Rubin and Vincent D. Carson as Proxy with power of substitution, to represent the undersigned at the Annual General Meeting of Shareholders of Helen of Troy Limited (the “Company”) to be held on Tuesday, August 25, 2009, at 1:00 p.m., Mountain Daylight Time, at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas, and any adjournment thereof, and to vote all the common shares of the Company that the undersigned is entitled to vote on the following matters:

1. To set the number of director positions at nine (or such lower number as shall equal the number of nominees elected as directors) and to elect a board of nine directors:

FOR ALL NOMINEES LISTED BELOW

(INCLUDING SUBSTITUTE NOMINEE OR NOMINEES, IF APPLICABLE)

(except as marked to the contrary below) [  ]

WITHHOLD AUTHORITY

to vote for all nominees below and for any substitute nominee or nominees, if applicable [  ]

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH THE NOMINEE’S NAME ON THE LIST BELOW

Gary B. Abromovitz	Byron H. Rubin	William F. Susetka
John B. Butterworth	Gerald J. Rubin	Adolpho R. Telles
Timothy F. Meeker	Stanlee N. Rubin	Darren G. Woody

2.  To approve the amendments to the Helen of Troy Limited 2008 Stock Incentive Plan

For [  ]     Against [  ]     Abstain [  ]

3.  To appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm to serve for the 2010 fiscal year and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration

For [  ]     Against [  ]     Abstain [  ]

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3.

THIS PROXY ALSO GRANTS AUTHORITY TO VOTE SUCH SHARES AS TO ANY OTHER MATTER WHICH MAY BE BROUGHT BEFORE THE MEETING IN THE SOLE DISCRETION OF THE HOLDERS OF THIS PROXY.

IMPORTANT: Please date this proxy and sign exactly as your name or names appear hereon. If shares are held jointly, signature should include both names. Executors, administrators, trustees, guardians, and others signing in the representative capacity, please so indicate when signing.

DATE:	, 2009

SIGNATURE:

SECOND SIGNATURE, IF HELD JOINTLY:

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.